QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MOLSON COORS BREWING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Molson Coors Brewing Company

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

on

May 11, 2005

        The Annual Meeting of Stockholders of MOLSON COORS BREWING COMPANY will be held at 9:00 a.m. local time on May 11, 2005 in the John Molson Room located at 1670 Notre-Dame Street East, Montréal, Québec, Canada, for the following purposes:

  (1)
  To elect 13 directors; and

  (2)
  To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

        In accordance with the Bylaws and action of the Board of Directors, stockholders of record at the close of business on March 28, 2005, will be entitled to notice of, and to vote at, the meeting and any and all adjournments or postponements thereof.

By order of the Board of Directors,

Annita M. Menogan
Vice President, Deputy General Counsel and Secretary

April 4, 2005

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy or voting instruction card.

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of MOLSON COORS BREWING COMPANY, a Delaware corporation, for use at the Annual Meeting of Stockholders, which will be held at 9:00 a.m. local time, Wednesday, May 11, 2005 in the John Molson Room located at 1670 Notre-Dame Street East, Montréal, Québec, Canada, and at any and all adjournments or postponements of that meeting. This proxy statement and the enclosed proxy or voting instruction card are being sent to stockholders on or about April 8, 2005. Molson Coors has dual executive offices located at 1225 17th Street, Denver, Colorado 80202 and 1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5.

BACKGROUND

Merger to Form Molson Coors Brewing Company

        On February 9, 2005, Molson Inc. ("Molson") and Adolph Coors Company ("Coors") completed the transactions to combine Molson and Coors in a merger of equals to form Molson Coors Brewing Company. The transaction was structured as a plan of arrangement by and among Coors, Molson Coors Canada Inc., a Canadian corporation and a subsidiary of Coors ("Exchangeco"), and Molson.

        The transactions were adopted and approved at a special meeting of the shareholders of Molson on January 28, 2005 and a separate meeting of Molson optionholders on January 27, 2005, and amendments to the certificate of incorporation and a proposal to approve the issuance of shares of Class A common stock, Class B common stock, special Class A voting stock and special Class B voting stock (and any shares convertible into or exchangeable for shares of those stocks) were adopted and approved at a special meeting of the stockholders of Coors on February 1, 2005.

        In connection with the merger, Coors changed its name to "Molson Coors Brewing Company" and amended its certificate of incorporation and bylaws to implement the merger, including adding a right for the holders of Molson Coors Class B common stock and special Class B voting stock to elect three members of the board of directors, all as described herein.

        In the merger, Molson shareholders received the following:

        Molson Class A Shareholders.    A holder of Molson Class A non-voting shares who was a Canadian resident for Canadian income tax purposes was permitted to elect to receive for each of those shares:

  •
  0.360 of a Class B exchangeable share of Exchangeco (and ancillary rights),

  •
  through a series of exchanges, 0.360 of a share of Class B common stock of Molson Coors, or

  •
  a combination of Class B exchangeable shares (and ancillary rights) and, through a series of exchanges, shares of Class B common stock.

        A holder of Molson Class A non-voting shares with an address in Canada, as recorded on Molson's share register, who did not make any election received Class B exchangeable shares. A holder of Molson Class A non-voting shares with an address outside of Canada, as recorded on Molson's share register, who did not make any election received, through a series of exchanges, for each of those shares, 0.360 of a share of Class B common stock of Molson Coors.

        Molson Class B Shareholders.    A holder of Molson Class B common shares who was a Canadian resident for Canadian income tax purposes was permitted to elect to receive for each of those shares:

  •
  0.126 of a Class A exchangeable share and 0.234 of a Class B exchangeable share of Exchangeco (and ancillary rights),

  •
  through a series of exchanges, an aggregate of 0.360 of a share of Molson Coors common stock, comprised of 0.126 of a share of Class A common stock and 0.234 of a share of Class B common stock, or

  •
  a combination of exchangeable shares (and ancillary rights) and, through a series of exchanges, shares of Molson Coors common stock.

        A holder of Molson Class B common shares with an address in Canada, as recorded on Molson's share register, who did not make any election received exchangeable shares. A holder of Molson Class B common shares with an address outside of Canada, as recorded on Molson's share register, who did not make any election received, through a series of exchanges, for each of those shares, an aggregate of 0.360 of a share of Molson Coors common stock, comprised of 0.126 of a share of Class A common stock of Molson Coors and 0.234 of a share of Class B common stock.

        Molson Class A non-voting and Class B common shareholders, excluding Pentland Securities (1981) Inc. and its subsidiary (4280661 Canada Inc.), received a special dividend of Cdn.$5.44 per share, or a total of approximately Cdn.$652 million (U.S.$523 million), paid by Molson in connection with the plan of arrangement to Molson shareholders of record at the close of business on February 8, 2005, which was the last trading day immediately prior to the date of closing of the merger.

        All of Molson's shares (other than shares of dissenting holders) were, through a series of exchanges, exchanged for shares of Molson Coors common stock and/or exchangeable shares of Exchangeco. The Coors stockholders retained their shares, which remain outstanding as shares of Molson Coors.

        Because the merger of equals occurred after the end of fiscal year 2004, the compensation and related information reported in this proxy statement principally relates to Coors (prior to the merger and name change to Molson Coors). However, please refer to the section entitled "Merger-Related Compensation" beginning on page 40 for a discussion of the compensation that some of the Molson executives and directors received in connection with the merger.

Voting Securities

        The outstanding classes of Molson Coors capital stock include its Class A common stock and Class B common stock. In addition, Molson Coors has outstanding one share of special Class A voting stock and one share of special Class B voting stock, through which the holders of Exchangeco's Class A exchangeable shares and Exchangeco's Class B exchangeable shares, respectively, may exercise their voting rights with respect to Molson Coors. The special voting stock provides a mechanism for holders of exchangeable shares, which are intended to be substantially the economic equivalent of the Molson Coors common stock, to vote with the corresponding class of Molson Coors common stock. The special Class A and Class B voting stock are entitled to one vote for each Exchangeco Class A and Class B exchangeable share, respectively, excluding shares held by Molson Coors or its affiliates, and generally vote together with the Class A common stock and Class B common stock, respectively, on all matters on which the Class A common stock and Class B common stock are entitled to vote. This structure provides voting rights to a holder of the exchangeable shares through a voting trust arrangement. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively, but will only cast a number of votes equal to the number of Class A exchangeable shares and Class B exchangeable shares as to which it has received voting instructions from the owners of record of those Class A exchangeable shares and Class B exchangeable shares, respectively (other than Molson Coors and its affiliates), on the relevant record date.

        Except in the limited circumstances provided in the certificate of incorporation, including the right of the holders of the Class B common stock and special Class B voting stock, voting together as a single class, to elect three directors to the Board, the right to vote for all purposes is vested exclusively in the holders of the Class A common stock and special Class A voting stock, voting together as a single class. The holders of Class A common stock are entitled to one vote for each share held, without the right to cumulate votes for the election of directors.

        The Adolph Coors Jr. Trust dated September 12, 1969 (referred to herein as the Coors Trust), which held approximately 36.7% of the voting power of the Molson Coors Class A common stock as of March 28, 2005, and Pentland Securities (1981) Inc. and its subsidiary (collectively referred to herein as Pentland), which held approximately 36.7% of the voting power of Molson Coors Class A common stock as of March 28, 2005, are parties to voting trust agreements combining their voting power over the Molson Coors Class A common stock and Exchangeco Class A exchangeable shares they own. Pursuant to the voting trust agreements, the Coors Trust has deposited into the trust arrangements all of its shares of Molson Coors Class A common stock and Pentland has deposited into the trust arrangements all of its Exchangeco Class A exchangeable shares and Molson Coors Class A common stock. These shares, together with any other shares deposited into the trust, will be voted as a block by the trustees in the manner described in the voting trust agreements.

        At the close of business on March 28, 2005, the record date for the annual meeting, there were outstanding 1,400,614 shares of Class A common stock and 55,335,557 shares of Class B common stock, 1 share of special Class A voting stock (representing 2,038,034 Exchangeco Class A exchangeable shares) and 1 share of special Class B voting stock (representing 26,494,695 Exchangeco Class B exchangeable shares). Only stockholders of record at the close of business on March 28, 2005 are entitled to vote at the annual meeting.

INFORMATION FOR HOLDERS OF EXCHANGECO STOCK

        Through a voting trust arrangement, holders of Exchangeco Class A and Class B exchangeable shares are entitled to vote at meetings of holders of the corresponding classes of Molson Coors common stock. The exchangeable shares (and ancillary rights thereto) provide holders thereof with dividend and other rights which are substantially the economic equivalent of those shares of the corresponding classes of Molson Coors common stock.

        The exchangeable shares are non-voting (except as required by the provisions attaching to the exchangeable shares or by applicable law) with respect to Exchangeco. Therefore, this proxy statement and the proxy solicitation materials relate solely to Molson Coors. There will not be a separate Exchangeco annual meeting of the holders of exchangeable shares. You will not receive a notice of an annual meeting of the shareholders of Exchangeco, nor will you receive an information circular or proxy for an annual meeting of the shareholders of Exchangeco.

        Exchangeco has been granted relief by the applicable Canadian securities authorities pursuant to orders delivered in accordance with the Mutual Reliance Review System (the "Orders"), providing Exchangeco with, among other things, an exemption from the continuous disclosure obligations of the securities legislation of the provinces and territories of Canada.

        Pursuant to the Orders, Exchangeco is not required to prepare, file or deliver to the holders of its exchangeable shares continuous disclosure documents, including annual and interim financial statements, management's discussion and analysis of financial condition and results of operation, annual information forms, material change reports and proxy and information circulars relating to Exchangeco. The exemption provides that, among other conditions of the Orders, Exchangeco must (1) file with the applicable Canadian authorities copies of all documents that Molson Coors is required to file with the United States Securities and Exchange Commission ("SEC") at the same time as, or as soon as practicable after, Molson Coors files those documents with the SEC, and (2) concurrently send to all holders of exchangeable shares all disclosure materials that are sent to the holders of shares of Molson Coors common stock in the manner and at the time required by United States laws and the requirements of any United States exchange on which securities of Molson Coors are listed or quoted. In accordance with the Orders, this proxy statement is being provided to all holders of exchangeable shares.

        If you hold Class A and/or Class B exchangeable shares, please see the section entitled "Information About the Annual Meeting—Voting Instructions for Class A and Class B Exchangeable Shares" below and your voting instruction card for details on how to vote.

INFORMATION ABOUT THE ANNUAL MEETING

Quorum

        The holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on each matter, as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present with respect to a matter, the annual meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting. Shares held by us in treasury do not count toward a quorum.

Required Vote

        The vote required for approval of any matter which may be the subject of a vote of the stockholders is provided for in our certificate of incorporation and bylaws. The directors to be elected at the annual meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote for the relevant directors. This means that the nominees with the most votes by those eligible to vote for such directors will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote or a broker non-vote (defined below) will have no effect on the outcome of the election.

Abstentions

        Abstentions and broker non-votes (defined below) are counted for the purpose of determining whether a quorum is present at the annual meeting. For the purpose of determining whether a proposal (except for the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the vote.

Voting by Proxy for Class A and Class B Common Stock

        You may vote by mail by dating and signing the enclosed proxy card and promptly returning it in the postage-paid envelope provided (which must be received in time to be voted at the meeting). A signed and completed proxy card received by Molson Coors prior to or at the annual meeting will be voted as instructed. If you need an additional proxy card, please contact our proxy solicitor, Georgeson Shareholder Communications Inc., toll free at 888-897-6020. If your broker or other nominee holds your shares in its name, carefully follow the instructions given to you by your broker or other intermediary to ensure that your shares are properly voted.

Voting of Proxies

        All properly executed proxies that Molson Coors receives prior to the vote at the annual meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxy card. If you submit a validly executed proxy without providing direction, the proxy will be voted in favor of approval of the proposals (except for broker non-votes, which are discussed below).

        Brokers holding shares in "street name" may vote the shares only if you provide them with instructions on how to vote. Brokers will direct you on how to instruct them to vote your shares or submit a proxy or give voting instructions. If your shares are held in "street name," your broker or nominee may permit you to instruct them how to vote by telephone or via the internet. Please check your voting instruction card or contact your broker or nominee to determine whether these methods are available to you.

        Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients (who are the beneficial owners of the shares), brokers have discretion to vote the shares on routine matters but not on non-routine matters. A "broker non-vote" occurs when a broker does not have discretionary voting authority and has not received instructions from the beneficial owners of the shares. Broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting, but will not be counted as votes in favor of approval for purposes of determining whether a proposal has been approved.

        Failing to return your proxy or attend the annual meeting will reduce the number of votes cast at the annual meeting and may contribute to a lack of a quorum. Consequently, we urge you to return the enclosed proxy card with your vote marked.

        Molson Coors does not expect that any matter or proposal other than the proposals described in this document will be brought before the annual meeting or any adjournment. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters on which the grantor of the proxy is entitled to vote.

Revocation of Proxies

        You can change your vote at any time before your proxy is voted at the annual meeting. If you are a registered holder, you can do this in one of three ways:

  •
  First, before the annual meeting, you can deliver a signed notice of revocation of proxy to the Secretary of Molson Coors at the address specified below.

  •
  Second, you can complete and submit a later-dated proxy card.

  •
  Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting alone will not revoke your proxy; rather, you must also vote at the annual meeting in order to revoke your previously submitted proxy.

        If you want to change your proxy directions by mail, you should send any notice of revocation or your completed new proxy card, as the case may be, to Molson Coors at the following address:

  Molson Coors Brewing Company
  c/o Corporate Secretary
  Mail No. NH311
  P.O. Box 4030
  Golden, Colorado 80401
  Telephone: 303-277-5919
  Facsimile:  303-277-2601

If you have instructed a broker to vote your shares and wish to change your vote, you must follow directions received from your broker to change those instructions.

Voting Instructions for Class A and Class B Exchangeable Shares

        As discussed above, holders of Exchangeco Class A and Class B exchangeable shares (other than Molson Coors and its affiliates) are entitled to vote at meetings of holders of the corresponding classes of Molson Coors common stock through a voting trust arrangement. If you hold Class A and/or Class B exchangeable shares as of the record date, you may provide voting instructions to CIBC Mellon Trust Company, as trustee, by completing and returning the voting instruction card accompanying this proxy statement. The trustee will vote your shares in accordance with your duly executed instructions received no later than 5:00 p.m., Montréal time, on May 9, 2005. If you do not send instructions and do not otherwise attend the meeting to vote in person as discussed below, the trustee will not be able to vote your Class A and/or Class B exchangeable shares. You may revoke previously given voting instructions prior to 5:00 p.m., Montréal time, on May 9, 2005, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date. For additional information, please refer to your voting instruction card.

Voting in Person

        You may come to the annual meeting and cast your vote there; however, we urge you to complete and return the proxy or voting instruction card accompanying this proxy statement whether or not you plan to attend. If you are a holder of record of Class A and/or Class B common stock and plan to attend the annual meeting, please indicate this when you submit your proxy card. When you arrive at the annual meeting, you will be asked to present photo identification, such as a driver's license.

        If you are a beneficial owner of Class A and/or Class B common stock or Class A and/or Class B exchangeable shares held by a broker, bank, or other nominee, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your Class A and/or Class B common stock or Class A and/or Class B exchangeable shares held in nominee name in person, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

        Stockholders whose shares of voting stock are held in "street name" must either direct the record holder of their shares as to how to vote their shares of voting stock or obtain a proxy from the record holder to vote at the meeting. Street name stockholders should check the voting instruction cards used by their brokers, banks or nominees for specific instructions on methods of voting, including by telephone or via the internet. If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

        A representative of CIBC Mellon Trust Company, as trustee for the shares of Exchangeco, will be present at the annual meeting to receive votes from holders of Class A and/or Class B exchangeable shares that personally attend the annual meeting and who have not otherwise voted as described herein.

Voting Instructions for Shares Held in Retirement Plans

        If you participate in the Coors Savings & Investment Plan and/or 401(k) Savings Plan for Hourly Employees at the Memphis, TN Brewery, you may give voting instructions as to the number of shares of common stock equivalent to the interest in Molson Coors common stock credited to your account as of the record date. You may provide voting instructions to Fidelity Management Trust Company, as trustee, by completing and returning the voting instruction card accompanying this proxy statement. The trustee will vote your shares in accordance with your duly executed instructions received no later than 5:00 p.m. (EDT) on May 6, 2005. If you do not send instructions, the trustee will not be able to vote the share equivalents credited to your account. You may also revoke previously given voting instructions prior to 5:00 p.m. (EDT) on May 6, 2005, by filing with the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date.

Solicitation of Proxies

        Solicitation of proxies will be made by use of the mail or, if consented to by a stockholder, by electronic transmission over the internet. The cost of preparing, assembling and distributing this proxy solicitation material and Notice of Annual Meeting of Stockholders will be paid by Molson Coors. Solicitation by mail, telephone, telefax, electronic transmission over the internet or personal contact may be done by directors, officers and other employees of Molson Coors, for which they will receive no additional compensation. In addition, Molson Coors has retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Annual Meeting for a fee of approximately U.S.$9,000 plus additional charges related to telephone calls and other services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Molson Coors stock as of the record date will be requested to forward proxy solicitation material to the beneficial owners of such shares and will be reimbursed by Molson Coors for their reasonable expenses.

        Stockholders whose shares of common stock are held partially in registered name and partially by a broker or other nominee may receive duplicate deliveries of this proxy statement and Annual Report to Stockholders. Certain brokers and nominees have procedures in place to discontinue duplicate mailings upon a stockholder's request or upon the stockholder's implied consent not to receive duplicate mailings following notice from the broker. Stockholders desiring to eliminate such duplicate mailings should contact their broker or nominee for more information.

ELECTION OF DIRECTORS
(Proposal No. 1)

        Thirteen directors are to be elected at the annual meeting, each to serve until the next annual meeting and until his or her successor shall have been elected and qualified, as follows:

  •
  10 directors will be elected by the holders of Molson Coors Class A common stock and the special Class A voting stock (the votes of which are directed by holders of Class A exchangeable shares of Exchangeco), voting together as a single class; and

  •
  three directors will be elected by the holders of the Molson Coors Class B common stock and the special Class B voting stock (the votes of which are directed by holders of Class B exchangeable shares of Exchangeco), voting together as a single class.

        Each of the directors has consented to serve if elected. If any of them becomes unavailable to serve as a director, a substitute nominee may be designated in accordance with the certificate of incorporation and bylaws. In that case, the persons named as proxies will vote for the substitute nominees designated in accordance with the certificate of incorporation and bylaws. For information on the nomination of our Class A Directors and Class B Directors, please refer to "Board of Directors and Corporate Governance—Nomination of Directors" below.

Name	Age	Business Experience, Public Company Directorships Held
Class A Directors
Francesco Bellini	57
		Dr. Bellini was appointed a director of Molson Coors in February 2005. Dr. Bellini was a board member of Molson from 1997 until February 2005, where he served on the audit and finance committee, the environment, health and safety committee, and the human resources and pension fund committee. He has served on boards of various public and private companies. Dr. Bellini has been chairman and chief executive officer of Neurochem Inc., a leading Canadian biopharmaceutical company, since 2002. He is also chairman of Picchio Pharma Inc., Innodia Inc., Adaltis Inc., and ViroChem Pharma Inc., all companies involved in healthcare. A pioneer in the Canadian biopharmaceutical industry, he was co-founder of Biochem Pharma, as well as chairman & chief executive officer from 1986 to 2001. A graduate of the University of New Brunswick with a Ph.D. in 1977, he has authored or co-authored more than twenty patents over his 20-year career as a research scientist. Dr. Bellini is an Officer of the Order of Canada.
Peter H. Coors	58
		Mr. Coors has been a director of Molson Coors (formerly Adolph Coors Company) and Coors Brewing Company since 1973. He was chairman of the board of directors of Molson Coors from 2002 until February 2005 and has also been the executive chairman of Coors Brewing Company since 2002. He was chief executive officer of Molson Coors from May 2000 to July 2002 and of Coors Brewing Company from December 1992 to May 2000. Since joining the Company in 1971, he has served in a number of different executive and management positions for Molson Coors and Coors Brewing Company. Since March 1996, he has been a director of U.S. Bancorp. He also has been a director of Energy Corp. of America since March 1996, and was appointed to the board of directors of H.J. Heinz & Co., a manufacturer and marketer of consumer food products, in 2001.

Melissa E. Coors	32
		Ms. Coors was appointed a director of Molson Coors in February 2005. Ms. Coors has served in a variety of managerial positions with Coors Brewing Company since 1996 with emphasis on international markets. She has served as Caribbean area manager developing strategic annual business plans for the Caribbean markets, business development manager with emphasis on growth in profit and market share in key Coors Brewing Company markets, and assistant brand manager for Coors Light, managing Molson Coors development and implementation of marketing strategy for the Hispanic market. She earned an MBA from the University of Denver in Marketing and holds a B.S. degree from Georgetown University in Foreign Service, Latin American Studies.
Franklin W. Hobbs	57
		Mr. Hobbs was appointed a director of Molson Coors (formerly Adolph Coors Company) in 2001 and served as a director of Coors Brewing Company from 2001 to February 2005. He is a member of the Audit Committee and chairs the Finance Committee, and served from 2001 to 2005 on the Compensation and Human Resources Committee. He graduated from Harvard College and Harvard Business School. He served as Chief Executive Officer and director for the investment bank, Houlihan Lokey Howard & Zukin from 2002 to January 2003. He served in roles of increasing responsibility at the investment bank, Dillon, Read & Co. Inc. from 1972 through 2000, finally serving as chairman of UBSWarburg following a series of mergers between Dillon Read and SBC Warburg, and later with Union Bank of Switzerland. He has been a partner with One Equity Partners since 2004. He also serves on the board of directors of Lord, Abbett & Co. and the board of overseers of Harvard College and is president of the board of trustees at Milton Academy.
W. Leo Kiely III	58
		Mr. Kiely was appointed chief executive officer of Molson Coors (formerly Adolph Coors Company) in July 2002 and served as chief executive officer of Coors Brewing Company from May 2000 to March 2005. He served as president and chief operating officer of Coors Brewing Company from March 1993 to May 2000. He has been a director of Molson Coors and Coors Brewing Company since August 1998. Prior to joining Coors Brewing Company, he held executive positions with Frito-Lay, Inc., a subsidiary of PepsiCo.
Eric H. Molson	67
		Mr. Molson was appointed a director and Chairman of the Board of Molson Coors in February 2005. Prior to that time, he had been a director of Molson since 1974 and had served as chairman of the board of Molson since 1988, where he was a member of the corporate governance committee and environment, health and safety committee. He is also chancellor of Concordia University and a director of the Montréal General Hospital Corporation and Foundation, the Canadian Irish Studies Foundation and Vie des Arts. Mr. Molson received an Arts Baccalaureate (A.B.) with Honors in Chemistry from Princeton University. He earned a Master Brewer Certificate from the United States Brewers Academy and subsequently studied economics at the McGill Graduate School.

Andrew T. Molson	37
		Mr. Molson was appointed a director of Molson Coors in February 2005. He has been with National Public Relations since 1997. He became a member of the Québec bar in 1994 and holds a law degree from Laval University, an A.B. from Princeton University and a Masters in corporate governance and ethics from the University of London (Birkbeck College). In 2003, he was elected fellow and professional administrator of the Institute of Chartered Secretaries and Administrators. He is vice president of the Molson Foundation and a director of the McCord Museum, the Montréal Fluency Centre and the Ste-Justine Hospital Foundation.
Daniel J. O'Neill	53
		Mr. O'Neill was appointed a director of Molson Coors in February 2005 and at such time was named Molson Coors Vice Chairman, Synergies and Integration. Prior to that time, he had been president and chief executive officer of Molson since June 2000. He joined Molson as executive vice president and chief operating officer, North American brewing, in 1999 and served as a director from that time until February 2005. He had been executive vice president of H.J. Heinz & Co., and served as president and chief executive officer of Star-Kist Foods. He was a director of H.J. Heinz from January 1998 to March 1999. He was the president of Campbell Soup Company from March 1994 to December 1997. He joined Campbell Soup after an international career spanning five countries and three continents working with S.C. Johnson, a consumer products company. He received an M.B.A. degree from Queen's University in 1976.
Pamela H. Patsley	48
		Ms. Patsley has served as a director of Molson Coors (formerly Adolph Coors Company) since November 1996, and chairs the Audit Committee. She was a director of Coors Brewing Company from 1996 to February 2005. She served as a member of the Compensation and Human Resources Committee until May 2002. In May 2002, she was appointed President, First Data International. Previously, since March 2000, she served as Senior Executive Vice President of First Data Corp. and president of First Data Merchant Services, First Data Corp.'s merchant processing enterprise, which also includes the TeleCheck check guarantee and approval business. Prior to joining First Data, she served as President, Chief Executive Officer and director of Paymentech. She began her Paymentech career as a founding officer of First USA, Inc. when it was established in 1985. Before joining First USA, she was with KPMG Peat Marwick. She is a director of Texas Instruments Inc. and Pegasus Solutions, Inc.

H. Sanford Riley	54
		Mr. Riley was appointed a director of Molson Coors in February 2005. Prior to that time, he had been a director of Molson since 1999. He has been president and chief executive officer of Richardson Financial Group, Ltd., a specialized financial service company, since 2003. Between 1992 and 2001, he served as president and chief executive officer of Investors Group Inc., a personal financial services organization, retiring as chairman in 2002. He served on the board of Great West Lifeco until 2002, and has served as a director of The North West Company since 2002. His community affiliations include serving as chancellor of the University of Winnipeg and past chairman of the Manitoba Business Council. He obtained a B.A. from Queen's University and an LL.B. from Osgoode Hall Law School. Mr. Riley is a member of the Order of Canada.
Class B Directors
John E. Cleghorn	63
		Mr. Cleghorn was appointed a director of Molson Coors in February 2005. Prior to that time, he had been a director of Molson since 2003. He is chairman of the board of directors of SNC-Lavalin Group Inc., an international engineering and construction firm. He is the retired chairman of the board of directors and chief executive officer of Royal Bank of Canada. He held that position from 1995 until his retirement in July 2001. He is also a director of Canadian Pacific Railway, Finning International, a distributor of large-scale machinery and equipment, and both Nortel Networks Limited and Nortel Networks Corporation, communications companies. He graduated with a B.Comm. from McGill University and is an officer of the Order of Canada and a fellow of the Institute of Chartered Accountants in Ontario and Québec.
Charles M. Herington	45
		Mr. Herington joined the board of Molson Coors (formerly Adolph Coors Company) in 2003 and served as a director of Coors Brewing Company from 2003 to February 2005. He is a member of the Compensation and Human Resources Committee. Since 1999 he has been president and chief executive officer of America Online Latin America. Prior to joining AOL Latin America, he served as president of Revlon Latin America. From 1990 to 1997, Mr. Herington held various executive positions with PepsiCo Restaurants International, including serving as regional vice president of Kentucky Fried Chicken, Pizza Hut, Taco Bell of South America, Central America and the Caribbean. He also held several high level positions in management and marketing with Procter & Gamble, a consumer products company, in Canada, Puerto Rico and Mexico during the 10 years prior to his association with PepsiCo. He is also a director of NII Holdings, Inc. (formerly known as Nextel International), and ADVO Inc.

David P. O'Brien	63
Mr. O'Brien was appointed a director of Molson Coors in February 2005. Prior to that time, he had been a director of Molson since 2002. He has been the chairman of the board of directors of the Royal Bank of Canada since February 2004. He has also been chairman of the board of directors of EnCana Corporation, an oil and gas company, since April 2002. He was chairman of the board of directors and chief executive officer of PanCanadian Energy Corporation from October 2001 to April 2002 and, before that, he had been chairman of PanCanadian since 1991. He was chairman of the board of directors, president and chief executive officer of Canadian Pacific Limited, an energy, hotels and transportation company, from May 1996 to October 2001. He is also a director of Inco Limited, Fairmont Hotels & Resorts and Transcanada Pipelines Limited. In addition, he is a director of the C.D. Howe Institute, a research and educational institution.

        There are no family relationships among any of the directors other than Mr. Peter H. Coors and Ms. Melissa E. Coors, who are father and daughter, and Messrs. Eric H. and Andrew T. Molson, who are father and son. On March 14, 2005, Albert C. Yates orally notified us of his decision not to seek re-election to the Molson Coors Board of Directors at the 2005 annual meeting of stockholders. Dr. Yates will remain on the Board until such meeting.

The Board of Directors recommends a vote FOR each of the persons listed above, and proxies that are returned will be so voted unless otherwise instructed.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        Corporate governance of Molson Coors is determined with reference to its charter and bylaws, the rules and regulations of the SEC and the listing requirements of both the New York and Toronto Stock Exchanges. The Toronto Stock Exchange has agreed to defer to the NYSE most regulatory matters that would otherwise be applicable to Molson Coors, provided that Molson Coors remains in compliance with the requirements of the NYSE. Accordingly, unless specifically noted in this section, references to compliance with NYSE rules also presume compliance with the corresponding Toronto Stock Exchange governance rules.

Board Size

        As set forth in our bylaws, the Board has the power to fix the number of directors by resolution. The Board has currently set the number of directors at 15 (twelve Class A directors, including two management directors as described below, and three Class B directors); however, for purposes of this annual meeting, only 13 directors are being nominated for election. There will be two Class A director vacancies. Our certificate of incorporation and bylaws provide that the Board may change the size of the Board by vote of at least two-thirds of the authorized number of directors (including vacancies), except that (1) any decrease in the number of directors below 15 must be approved by holders representing a majority of the voting power of Molson Coors Class A common stock and special Class A voting stock, voting together as a single class, and (2) any increase in the number of directors must be by a number divisible by three.

Nomination of Directors

        Because more than 50% of the voting power of Molson Coors is controlled by the Coors and Molson families through the voting trust agreements described above, Molson Coors has elected to be treated as a "controlled company" under the NYSE listing standards. Accordingly, Molson Coors is exempt from the requirement that the Board must have a nominating committee composed entirely of independent directors. Nominees for election to the Board will be selected by the full Board and by non-board level nominating subcommittees established pursuant to the Molson Coors certificate of incorporation. The chart below illustrates how our directors are nominated and who is entitled to elect them:

Class A-M and A-C Nominating Subcommittees (Non-Board Level):

        The Class A-M nominating subcommittee nominates five candidates to stand for election by the holders of Class A common stock and special Class A voting stock. We refer to the directors elected according to this nomination process, together with the directors that were members of the Molson board of directors prior to the merger, as "Molson directors." The Class A-M nominating subcommittee must exercise this nominating power to ensure that at all times a majority of the Molson directors are independent as defined under our certificate of incorporation. The Class A-M nominating subcommittee is currently comprised of Eric H. Molson and Andrew T. Molson.

        The Class A-C nominating subcommittee nominates five candidates to stand for election by the holders of Class A common stock and special Class A voting stock. We refer to the directors elected according to this nomination process, together with the directors that were members of the Coors board of directors prior to the merger, as "Coors directors." The Class A-C nominating subcommittee must exercise this nominating power to ensure that at all times a majority of the Coors directors are independent as defined under our certificate of incorporation. The Class A-C nominating subcommittee is currently comprised of Peter H. Coors and Melissa E. Coors.

        The Class A-M nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Molson director and fills newly created seats designated to be filled by Molson directors, and the Class A-C nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Coors director and fills newly created seats designated to be filled by Coors directors.

        The Class A-M nominating subcommittee ceases to have the right to make nominations if Pentland and other Molson family shareholders from time to time party to the voting trust agreement cease to beneficially own, in the aggregate, a number of shares of Molson Coors common stock and exchangeable shares (as adjusted for any stock split, recapitalization, reclassification, reorganization or similar transaction) equal to at least 2% of the aggregate number of shares of Molson Coors common stock and exchangeable shares outstanding on the date of the completion of the merger transaction, of which at least 825,000 shares must be Class A common stock and/or Class A exchangeable shares. Similarly, the Class A-C nominating subcommittee ceases to have the right to make nominations if the Coors Trust or the specified members of the Coors family who select the Coors family representative no longer beneficially own, in the aggregate, a number of shares of Molson Coors common stock and exchangeable shares (as adjusted for any stock split, recapitalization, reclassification, reorganization or similar transaction) equal to at least 3% of the aggregate number of shares of Molson Coors common stock and exchangeable shares outstanding on the date of the completion of the merger transaction, of which at least 825,000 shares must be Class A common stock and/or Class A exchangeable shares. In either case, if the applicable nominating committee ceases to have the right to make nominations, then the committee will be disbanded and independent directors (as that term is defined in the Molson Coors certificate of incorporation) will replace the subcommittee's members on the nominating committee.

Nominating Committee (Non-Board Level):

        A stand-alone nominating committee (the "Nominating Committee") (1) nominates two candidates meeting the qualifications described below to stand for election by the holders of Class A common stock and special Class A voting stock, and (2) assists the Board in evaluating candidates for nomination as recommended by the stockholders.

        The members of the Class A-M and Class A-C nominating committees serve on the Nominating Committee and select another member of the Board who is independent to also serve on the Nominating Committee, currently John E. Cleghorn.

        The full Nominating Committee names two director nominees to stand for election by the holders of Class A common stock and special Class A voting stock, who must be the following people, subject to the fiduciary duties of the committee:

  •
  The chief executive officer of Molson Coors, currently W. Leo Kiely III; and

  •
  A member of management approved by at least two-thirds of the authorized number of directors (including vacancies), currently Daniel J. O'Neill.

        The Nominating Committee also has the power to fill vacancies in the two director positions referred to above (with director candidates meeting the qualifications mentioned above).

Nominations by the Board of Directors:

        The full Board nominates three independent candidates to stand for election by the holders of Class B common stock and special Class B voting stock and has the power to fill corresponding vacancies. All such nominations require the approval of at least two-thirds of the authorized number of directors (including vacancies) on the Board.

Nomination by Stockholders:

        The Board will consider and evaluate a Class B director candidate recommended by a stockholder in the same manner as a candidate recommended by a current director. The Board will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and the nominees' (1) integrity, honesty and accountability; (2) successful leadership experience and strong business acumen; (3) forward-looking, strategic focus; (4) collegiality; (5) independence and absence of conflicts of interests; and (6) ability to devote necessary time to meet director responsibilities. The Board will ultimately recommend nominees that it believes will enhance the Board's ability to manage and direct, in an effective manner, the affairs and business of Molson Coors.

        Stockholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to Molson Coors following the same procedures set forth under "Stockholder Proposals and Nominations" on page 41.

Director Independence

        Molson Coors is not required to have a majority of independent directors, because it is a "controlled company" within the meaning of the NYSE listing standards. The Molson Coors certificate of incorporation contains provisions that are intended, however, to ensure that at all times a majority of the directors will be independent. The Molson Coors certificate of incorporation defines an independent director as any director who is independent of the management of Molson Coors and is free from any interest and any business or other relationship (other than interests or relationships arising from ownership of shares of Molson Coors stock) which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of Molson Coors.

        The Board has reviewed the qualifications, relationships, employment history, board affiliations and other criteria of each of the directors recommended for election at the annual meeting to determine his or her independence. Based upon its evaluation, the Board has unanimously determined that, except for Messrs. Coors, Kiely, E. Molson, A. Molson and O'Neill and Ms. Coors, no director recommended for election at the annual meeting has a material relationship with Molson Coors and all such directors are independent in accordance with the Molson Coors certificate of incorporation, applicable rules of the Securities and Exchange Commission and listing standards of the New York Stock Exchange.

Executive Sessions of Nonemployee Directors and Communications Between Stockholders and the Board

        The Board holds executive sessions of its nonemployee directors generally at each regularly scheduled meeting. The chairmanship of such executive sessions rotates among the nonemployee directors.

        Interested parties, including stockholders, may communicate directly with the Chairman of the Board, Chairman of the Audit Committee, or the nonemployee directors as a group by writing to those individuals or the group at the following address: Corporate Secretary, c/o Molson Coors Brewing

Company, 1225 17th Street, Denver, Colorado 80202. Correspondence received by the Secretary will be forwarded to the appropriate person or persons in accordance with the procedures adopted by a majority of the independent directors of the Board. When reporting a concern, please supply sufficient information so that the matter may be addressed properly. Although you are encouraged to identify yourself to assist Molson Coors in effectively addressing your concern, you may choose to remain anonymous, and Molson Coors will use its reasonable efforts to protect your identity to the extent appropriate or permitted by law.

Corporate Governance Guidelines; Code of Business Conduct

        The Board has adopted a set of Corporate Governance Guidelines to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. The Corporate Governance Guidelines provide, among other things, guidance on the composition of the Board, the criteria to be used in selecting director nominees, the term and retirement of directors, expectations by Molson Coors of its directors and evaluation of Board performance.

        In addition, all of Molson Coors' directors and employees, including its Chief Executive Officer, Chief Financial Officer, and other senior financial officers, are required to abide by Molson Coors' long-standing Code of Business Conduct, augmented to comply with the requirements of the New York Stock Exchange and Securities and Exchange Commission, to ensure that business of Molson Coors is conducted in a consistently legal and ethical manner. The Code of Business Conduct covers all areas of professional conduct, including employment policies, conflicts of interest, fair dealing, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of the business of Molson Coors. Molson Coors intends to disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct for executive officers and directors on its website within four business days following the date of such amendment or waiver.

Available Information

        Molson Coors' current Corporate Governance Guidelines, Code of Business Conduct, and written charters for its Audit, Finance, and Compensation and Human Resources Committees are posted on its website at www.molsoncoors.com. Stockholders may also request a free copy of these documents from: Corporate Secretary, c/o Molson Coors Brewing Company, 1225 17th Street, Denver, Colorado 80202.

Directors' Attendance

        There were 4 regular meetings and 8 special meetings of the Board of Molson Coors (formerly Adolph Coors Company) during fiscal 2004. In fiscal 2004, no director attended less than 75% of the sum of the total number of meetings of the Board held during the period for which he or she was a director and the total number of meetings held by all committees of the Board on which he or she served during such period.

        Beginning with Molson Coors' first annual meeting in May 2005, directors are expected (but not formally required) to attend annual meetings of stockholders.

Directors' Compensation

        The non-employee directors' annual retainer is $50,000, which is paid in quarterly installments. Non-employee directors also received a grant of 2,000 options each in 2004.

        In consideration for their services as committee chairs, the Chair of our Audit Committee receives additional annual compensation of $7,500 and the Chair of our Compensation and Human Resources Committee receives additional annual compensation of $7,000. All directors are reimbursed for any expenses incurred while attending Board or committee meetings and in connection with any other company business.

        The Nominating Committee reviews and makes recommendations to the Board annually with respect to the form and amount of compensation and benefits for directors. These will be established after due consideration of the responsibilities assumed and the compensation of directors at similarly situated companies.

Board Committees

        The Board currently has three separately designated standing committees: the Audit Committee, the Compensation and Human Resources Committee and the Finance Committee. In addition to the three standing committees, the Board may from time to time establish additional committees.

Audit Committee	14 meetings in 2004
Members:	Pamela H. Patsley (Chair), Franklin W. Hobbs and David P. O'Brien. Mr. O'Brien was appointed to the Committee in February 2005.
Independence:	The Board has determined that all directors on this Committee are independent under applicable listing standards of the New York Stock Exchange, Rule 10A-3 under the Exchange Act and the Molson Coors certificate of incorporation.
Responsibilities:	Assist the Board in review and oversight of the conduct and integrity of Molson Coors' financial reporting to any governmental or regulatory body, the public or other users thereof;
Assist the Board in review and oversight of Molson Coors' systems of internal control or financial reporting and disclosure controls and procedures;
Assist the Board in review and oversight of the qualifications, engagement, compensation, independence and performance of Molson Coors' independent auditors, their conduct of the annual audit, and their engagement for any other lawful services;
Assist the Board in review and oversight of Molson Coors' legal and regulatory compliance; and
Prepare the audit committee report required by the rules and regulations of the Securities and Exchange Commission to be included in Molson Coors' annual proxy statement.

Compensation and Human Resources Committee	5 meetings in 2004
Members:	H. Sanford Riley (Chair), Charles M. Herington, Francesco Bellini and Albert C. Yates. Mr. Riley and Dr. Bellini were appointed to the Committee in February 2005.
Independence:	The Board has determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and Molson Coors' certificate of incorporation.
Responsibilities:	Review and approve compensation levels for Molson Coors' executive officers, although the entire Board must approve CEO compensation;
Review and approve management incentive compensation policies and programs;
Review and approve equity compensation programs for Molson Coors' employees, and exercise discretion in the administration of such programs; and
Produce an annual report on executive compensation required by the rules and regulations of the Securities and Exchange Commission to be included in Molson Coors' annual proxy statement.
Finance Committee	No meetings were held in 2004, because the Finance Committee was established on February 9, 2005.
Members:	Franklin W. Hobbs (Chair), Peter H. Coors and David P. O'Brien
Responsibilities:	Oversee and review Molson Coors' financial and investment policies, strategies and guidelines;
Monitor Molson Coors' financial condition and its requirements for funds;
Monitor Molson Coors' debt portfolio, interest rate risk and expense management, credit facilities and liquidity;
Review and approve the amounts, timing, types and terms of the issuance of public and private debt securities by Molson Coors;
Monitor relationships with credit rating agencies and the ratings given to Molson Coors; and
Review periodically Molson Coors' hedging plans, transactions and results.

AUDIT COMMITTEE REPORT

        The role of the Audit Committee of the Board of Directors is to prepare this report and to assist the Board in its oversight of (1) the conduct and integrity of Molson Coors' financial reporting to any governmental or regulatory body, the public or other users thereof; (2) Molson Coors' systems of internal control over financial reporting and disclosure controls and procedures; (3) the qualifications, engagement, compensation, independence and performance of Molson Coors' independent auditors, their conduct of the annual audit, and their engagement for any other lawful purposes; and (4) Molson Coors' legal and regulatory compliance. The Board, in its business judgment, has determined that all members of the Audit Committee are "independent" as required by applicable listing standards of the New York Stock Exchange, Rule 10A-3 under the Exchange Act and Molson Coors' certificate of incorporation; that all members are financially literate; that at least one member of the Committee (two currently: Pamela H. Patsley and Franklin W. Hobbs) qualifies as an "audit committee financial expert" as defined in the applicable regulations of the Securities and Exchange Commission; and that each of Pamela H. Patsley, Franklin W. Hobbs and David P. O'Brien has accounting or related financial management expertise. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Nominating Committee on February 9, 2005. A copy of that Charter is attached to this proxy statement as Appendix A. As set forth in the Charter, management of Molson Coors is responsible for the preparation, presentation and integrity of Molson Coors' financial statements, and the effectiveness of internal control over financial reporting. Management is responsible for maintaining Molson Coors' accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Molson Coors has a full time Internal Audit department that reports to the Audit Committee. The Internal Audit department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Molson Coors' internal controls relating, for example, to the reliability and integrity of Molson Coors' financial information and the safeguarding of assets. The independent auditors are responsible for auditing Molson Coors' financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

        In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the auditors' independence. The Audit Committee has ultimate authority and responsibility to select, evaluate, and, when appropriate, replace the Molson Coors' independent auditor. The fees billed by independent auditors for non-audit services were approved by the Audit Committee and were also considered in the discussions of independence.

        For the fiscal year 2004, management completed its documentation, testing and evaluation of the adequacy of the internal control structure and procedures for financial reporting established and maintained by management of Molson Coors as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted pursuant thereto. The Audit Committee was apprised of the progress of the evaluation by both management and PricewaterhouseCoopers LLP, and the Audit Committee provided oversight and advice to management during the process. At the conclusion of this evaluation, management provided the Audit Committee with and the Audit Committee reviewed management's report on the effectiveness of the internal control structure and procedures of Molson Coors for financial reporting, and the Audit Committee also received the report from PricewaterhouseCoopers LLP thereon.

        The members of the Audit Committee are not employees of Molson Coors and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Molson Coors' financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Molson Coors' auditors are in fact "independent."

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in Molson Coors' Annual Report on Form 10-K for the year ended December 26, 2004 to be filed with the Securities and Exchange Commission. The Audit Committee also appointed PricewaterhouseCoopers LLP as the independent auditors for Molson Coors for fiscal 2005.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

David P. O'Brien
Pamela H. Patsley	Franklin W. Hobbs

MATTERS RELATED TO AUDITORS

        Representatives of PricewaterhouseCoopers LLP, Molson Coors' independent registered public accounting firm, are expected to be present at the annual meeting to respond to questions and may make a statement if they so desire.

Fees

        Set forth below are the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to Molson Coors during fiscal years 2004 and 2003:

	Fiscal Year
	2004	2003
	(in thousands)
Audit Fees (1)	$1,952	$1,165
Audit-Related Fees (2)	720	145
Tax Fees (3)	20	23
All Other Fees (4)	20	13
Total Fees	$2,712	$1,346
(1)
Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of our consolidated financial statements for the fiscal years 2004 and 2003 and the quarterly reviews of our financial statements included in Forms 10-Q. Also includes recurring fees for work associated with Section 404 of Sarbanes-Oxley Act.

(2)
Includes amounts related to other special accounting projects and audits of our joint ventures. The 2004 amount was primarily for additional fees as a result of the Molson Merger.

(3)
These were related to tax compliance and related tax services.

(4)
These were primarily for other related fees for other special project assistance.

Pre-Approval Policy Regarding Independent Auditor Services

        The Audit Committee pre-approves all audit, non-audit and internal control-related services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

BENEFICIAL OWNERSHIP

        The following table contains information about the beneficial ownership of our capital stock as of March 28, 2005, for each of our directors, each of our named executive officers, all directors and executive officers as a group and each stockholder known by us to own beneficially more than 5% of any class of our common stock. Unless otherwise indicated, the person or persons named in the table have sole voting and investment power and that person's address is c/o Molson Coors Brewing Company, 311 10th Street, P.O. Box 4030, Golden, Colorado 80401. Shares of common stock subject to options currently exercisable or exercisable within 60 days following the date of the table are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Class A exchangeable shares and Class B exchangeable shares have been converted on a one-for-one basis into corresponding shares of Class A common stock and Class B common stock.

Name of beneficial owner	Number of Class A Shares		Percent of class (1)	Number of Class B Shares		Percent of class (1)
Adolph Coors, Jr. Trust, William K. Coors, Jeffrey H. Coors, Peter H. Coors, J. Bradford Coors and Melissa E. Coors, trustees	2,522,267	(2)	73.4% (3)	12,982,994	(4)	15.9%
Keystone Financing LLC	—		—	9,252,994	(5)	11.3%
Peter H. Coors	0	(6)	—	10,211,366	(6)	12.5%
Melissa E. Coors	0	(7)	—	2,441	(7)	*
Eric H. Molson	2,536,951	(8)	73.7%	3,272,628	(9)	4.0%
Stephen Thomas Molson	2,536,951	(8)	73.7%	3,211,378	(10)	3.9%
Andrew T. Molson	50		*	2,344,304	(11)	2.8%
Southeastern Asset Management, Inc. (12)			—	3,967,800		4.8%
FMR Corp. (13)			—	3,037,073		3.7%
W. Leo Kiely III	—		—	817,247	(14)	1.0%
Daniel J. O'Neill	—		—	866,812	(15)(16)	1.1%
Francesco Bellini	—		—	14,826	(15)(17)	*
John E. Cleghorn	—		—	3,681	(15)(18)	*
Charles M. Herington	—		—	5,425	(19)	*
Franklin W. Hobbs	—		—	5,278	(20)	*
David P. O'Brien	—		—	5,400	(15)(21)	*
Pamela H. Patsley	—		—	7,372	(22)	*
H. Sanford Riley	—		—	11,448	(15)(23)	*
Albert C. Yates	—		—	6,345	(20)	*
Peter M.R. Kendall	—		—	212,279	(24)	*
Peter Swinburn	—		—	58,325	(25)	*
Timothy V. Wolf	—		—	180,023	(26)	*
All directors and executive officers as a group, including persons named above (28 persons)	2,536,951	(8)	73.7%	18,561,474		22.7%
*
Less than 1%

(1)
Except as set forth above and based solely upon reports of beneficial ownership required filed with the SEC pursuant to Rule 13d-1 under the Securities and Exchange Act of 1934, we do not believe that any other person beneficially owned, as of March 28, 2005 greater than 5% of our outstanding Class A common stock or Class B common stock.

(2)
This number includes 1,262,267 shares of Class A common stock owned by Pentland and 4280661 Canada Inc. described in footnote (8) below due to shared voting power resulting from the Voting Agreement (as defined below).

(3)
This percentage is a result of a Voting Agreement (the "Voting Agreement") between Pentland, 4280661 Canada Inc. and the Adolph Coors, Jr. Trust, pursuant to which the parties agreed that the Class A shares (and shares directly exchangeable for Class A shares) are to be voted in accordance with the voting provisions of certain Voting Trust Agreements.

(4)
Includes beneficial ownership of shares owned by Keystone Financing LLC, of which the Adolph Coors, Jr. Trust is a member. Peter H. Coors and Melissa E. Coors each disclaim beneficial ownership of the shares held by the Adolph Coors, Jr. Trust.

(5)
Keystone Financing LLC ("Keystone") is a Delaware limited liability company whose members consist of various Coors family trusts and family members, including the Adolph Coors, Jr. Trust. Keystone is a manager-managed company, of which William Coors and Jeffrey Coors are the sole managers. The members of Keystone, including the May Kistler Coors Trust, the Grover C. Coors Trust, the Augusta Coors Collbran Trust, the Bertha Coors Munroe Trust, the Herman F. Coors Trust and the Louise Coors Porter Trust, have dispositive power over these shares only in the event of a sale of all or of substantially all of the assets of Keystone. Trustees of the members, including Jeffrey H. Coors, Joseph Coors, Jr., John K. Coors, Peter H. Coors and William K. Coors, have dispositive power over these shares as a result of their role as trustees to the extent that the members obtain such dispositive rights, but each of these trustees disclaims beneficial ownership of the shares owned by Keystone and the respective trusts except to the extent of his pecuniary interest therein. Keystone's address is 311 10th Street, VR 900, Golden, CO 80401.

(6)
This number does not include 1,260,000 shares of Class A common stock or 3,730,000 shares of Class B common stock owned by the Adolph Coors, Jr. Trust, and Peter H. Coors disclaims beneficial ownership of the shares held by the Adolph Coors, Jr. Trust. This number includes the 9,252,994 shares of Class B common stock owned by Keystone as described in note (5) above, although Peter H. Coors disclaims beneficial ownership of these shares. Peter H. Coors is a trustee or beneficiary of the Adolph Coors Jr. Trust. The SEC does not require disclosure of these shares. This number does include 3,655 shares held in the names of Peter H. Coors' wife and some of his children and 5,517 shares held in custodian accounts for minor children, as to which he disclaims beneficial ownership. This number includes options to purchase 805,130 shares of Class B common stock exercisable currently or within 60 days. If Peter H. Coors were to be attributed beneficial ownership of the shares held by the Adolph Coors Jr. Trust, he would beneficially own 73.4% of the Class A common stock and 13,941,366 shares of the Class B common stock, or 17.0%.

(7)
This number includes options for 1,400 shares of Class B common stock currently exercisable. This number does not include 1,260,000 shares of Class A common stock or 3,730,000 shares of Class B common stock owned by the Adolph Coors, Jr. Trust, nor does it include the 9,252,994 shares of Class B common stock owned by Keystone, as to all of which Melissa E. Coors disclaims beneficial ownership. Melissa E. Coors is a trustee or beneficiary of the Adolph Coors Jr. Trust. The SEC does not require disclosure of these shares. If Melissa E. Coors were to be attributed beneficial ownership of the shares held by the Adolph Coors Jr. Trust, she would beneficially own 73.4% of the Class A common stock and shares of the 3,732,441 Class B common stock, or 4.6%.

(8)
This number includes 928,738 Class A shares (or shares directly exchangeable for Class A shares) directly owned by Pentland Securities (1981) Inc. ("Pentland") and 333,529 shares directly exchangeable for Class A shares directly owned by 4280661 Canada Inc. Pentland is the sole owner of 4280661 Canada Inc. This number also includes 1,260,000 shares of Class A common stock owned by the Adolph Coors, Jr. Trust due to shared voting power resulting from the Voting Agreement as described in footnote (18) below. In addition, Eric Molson and Stephen Molson, by virtue of their serving as trustees of the Trust u/w/o Thomas Henry Pentland Molson (the "Molson Trust"), may be deemed to share beneficial ownership of 14,684 shares of Class A common stock beneficially owned by the Molson Trust. Eric Molson and Stephen Molson each disclaim beneficial ownership of these 14,684 shares of Class A common stock. The address for each of Pentland and 4280661 Canada Inc. is 335 8th Avenue S.W., 3rd Floor, Calgary, Alberta, Canada, T2P 1C9 and the address for the Molson Trust is c/o The Royal Trust Company, 1 Place Ville Marie, 5th Floor South Wing, Montréal, Québec, Canada H3B 3LS.

(9)
This number includes 1,724,800 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland, 619,411 shares exchangeable for Class B shares directly owned by 4280661 Canada Inc. In addition, Eric Molson, by virtue of his serving as trustee of the Molson Trust, may be deemed to share beneficial ownership of 847,583 shares of Class B common stock beneficially owned by the Molson Trust. Eric Molson disclaims beneficial ownership of these 847,583 shares of Class B common stock. Lincolnshire Holdings Limited owns 64% of Pentland, and Eric Molson is the sole owner of Lincolnshire Holdings Limited, so this number also includes 35,640 shares directly exchangeable for Class B shares directly owned by Lincolnshire Holdings Limited and 45,194 shares directly exchangeable for Class B shares directly owned by 4198832 Canada Inc. (of which Lincolnshire Holdings Limited is the sole owner). This number differs from Schedule 13D filed with the SEC on February 22, 2005 due to the assumption in that Schedule 13D of the conversion into Class B common stock of all of the outstanding shares of Class A common stock and all of the outstanding Class A exchangeable shares and Class B exchangeable shares. The address for each of Lincolnshire Holdings Limited and 4198832 Canada Inc. is 335 8th Avenue S.W., 3rd Floor, Calgary, Alberta, Canada, T2P 1C9.

(10)
This number includes 1,724,800 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland, 619,411 shares exchangeable for Class B shares directly owned by 4280661 Canada Inc. and 18,288 options for Class B shares (or shares exchangeable for Class B shares) directly owned by Stephen Molson. In addition, Stephen Molson, by virtue of his serving as trustee of the Molson Trust, may be deemed to share beneficial ownership of 847,583 shares of Class B common stock beneficially owned by the Molson Trust, of which Stephen Molson disclaims beneficial ownership. Nooya Investments Limited owns 36% of Pentland, and Stephen Molson is the sole owner of Nooya Investments Limited, so Stephen Molson's number also includes 1,296 shares directly exchangeable for Class B shares directly owned by Nooya Investments Limited. This number differs from Schedule 13D filed with the SEC on February 22, 2005 due to the assumption in that Schedule 13D of the conversion into Class B common stock of all of the outstanding shares of Class A common stock and all of the outstanding Class A exchangeable shares and Class B exchangeable shares. The address for Stephen Molson is c/o The Molson Foundation, 1555 Notre-Dame Street East, Montréal, Québec, Canada H2L 2R5. The address for Nooya Investments Limited is 335 8th Avenue S.W., 3rd Floor, Calgary, Alberta, Canada, T2P 1C9.

(11)
This number includes 1,724,800 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland, 619,411 shares exchangeable for Class B shares directly owned by 4280661 Canada Inc. and 93 Class B shares (or shares exchangeable for Class B shares) directly owned by Andrew Molson. The shares owned by Pentland and 4280661 Canada Inc. are included as a result of arrangements under the Amended and Restated Shareholders Agreement dated as of February 9, 2005, between Lincolnshire Holdings Limited, Nooya Investments Limited, Pentland, 4280661 Canada Inc., Eric Molson and Stephen Molson, with respect to the securities held by, and governance of, Pentland. This number differs from Schedule 13D filed with the SEC on February 22, 2005 due to the assumption in that Schedule 13D of the conversion into Class B common stock of all of the outstanding shares of Class A common stock and all of the outstanding Class A exchangeable shares and Class B exchangeable shares. The address for Andrew Molson is c/o National Public Relations, 2001 McGill College Avenue, Suite 800, Montréal, Québec H3A 1G1.

(12)
Southeastern Asset Management, Inc. is a registered investment advisor, unaffiliated with Molson Coors. It does not own directly or indirectly any of the shares, all of which are owned by its investment advisory clients. Its address is 6410 Poplar Ave., Suite 900, Memphis, TN 38119. Based solely on the number of outstanding shares of Class B common stock, excluding the assumed conversion of Class B exchangeable shares, Southeastern Asset Management, Inc. would own beneficially approximately 7.2% of the outstanding Class B common stock.

(13)
FMR Corp. is the sole owner of Fidelity Management & Research Company, a registered investment advisor that is unaffiliated with Molson Coors and which beneficially owns 2,368,800 shares of Class B common stock. FMR Corp. is also the sole owner of Fidelity Management Trust Company, a bank that is unaffiliated with Molson Coors and which beneficially owns 668,273 shares of Class B common stock. Members of the Edward C. Johnson 3d family together own approximately 49% of FMR Corp., including 24.5% by Abigail Johnson and 12.0% by Edward C. Johnson 3d. The address for each of the FRM entities and individuals is 82 Devonshire Street, Boston, Massachusetts 02109. Based solely on the number of outstanding shares of Class B common stock, excluding the assumed conversion of Class B exchangeable shares, FMR Corp. would own beneficially approximately 5.5% of the outstanding Class B common stock.

(14)
This number includes options currently exercisable or exercisable within 60 days to purchase 793,805 shares of Class B common stock.

(15)
The address for each of these shareholders is 1555 Notre Dame Street East, 4th Floor, Montréal, Québec, Canada, H2L 2R5.

(16)
This number consists of 288,000 options currently exercisable for shares of Class B common stock and 578,812 shares exchangeable for Class B common stock.

(17)
This number includes options for 407 shares of Class B common stock and 14,419 shares of Class B common stock.

(18)
This number includes options for 1,440 shares of Class B common stock and 2,241 shares exchangeable for Class B common stock.

(19)
This number includes options currently exercisable for 4,250 shares of Class B common stock. These options were issued under our 1991 Equity Compensation Plan for Non-Employee directors. Vesting in the options occurs one year from the date of issuance at the end of the one-year term for outside directors. Options for 2,000 shares vested early upon effectiveness of the merger.

(20)
This number includes options currently exercisable to purchase 5,000 shares of Class B common stock. These options were issued under our 1991 Equity Compensation Plan for Non-Employee directors. Vesting in the options occurs one year from the date of issuance at the end of the one-year term for outside directors. Options for 2,000 shares vested early upon effectiveness of the merger.

(21)
This number consists of 2,880 options currently exercisable for shares of Class B common stock and 2,520 shares exchangeable for Class B common stock.

(22)
This number includes options currently exercisable to purchase 5,000 shares of Class B common stock. These options were issued under our 1991 Equity Compensation Plan for Non-Employee directors. Vesting in the options occurs one year from the date of issuance at the end of the one-year term for outside directors. Options for 2,000 shares vested early upon effectiveness of the merger.

(23)
This number consists of 3,168 options currently exercisable for shares of Class B common stock and 8,280 shares exchangeable for Class B common stock.

(24)
This number includes currently exercisable options to purchase 206,667 shares of Class B common stock.

(25)
This number includes currently exercisable options to purchase 55,000 shares of Class B common stock.

(26)
This number includes currently exercisable options to purchase 175,749 shares of Class B common stock.

MANAGEMENT AND EXECUTIVE COMPENSATION

Executive Officers

        The following persons, as of March 28, 2005, hold the executive officer positions at Molson Coors set forth opposite their names:

Name	Age	Business Experience, Public Company Directorships Held
W. Leo Kiely III	58	President and Chief Executive Officer. Mr. Kiely was appointed chief executive officer of Molson Coors (formerly Adolph Coors Company) in July 2002 and served as chief executive officer of Coors Brewing Company from May 2000 to March 2005. He served as president and chief operating officer of Coors Brewing Company from March 1993 to May 2000. He has been a director of Molson Coors and Coors Brewing Company since August 1998. Prior to joining Coors Brewing Company, he held executive positions with Frito-Lay, Inc., a subsidiary of PepsiCo.
Daniel J. O'Neill	53	Vice Chairman, Synergies and Integration. Mr. O'Neill was appointed a director of Molson Coors in February 2005 and at such time was named Molson Coors Vice Chairman, Synergies and Integration. Prior to that time, he had been president and chief executive officer of Molson since June 2000. He joined Molson as executive vice president and chief operating officer, North American brewing, in 1999 and served as a director from that time until February 2005. He had been executive vice president of H.J. Heinz & Co., and served as president and chief executive officer of Star-Kist Foods. He was a director of H.J. Heinz from January 1998 to March 1999. He was the president of Campbell Soup Company from March 1994 to December 1997. He joined Campbell Soup after an international career spanning five countries and three continents working with S.C. Johnson, a consumer products company. He received an M.B.A. degree from Queen's University in 1976.
Timothy V. Wolf	51	Global Chief Financial Officer. Mr. Wolf serves as vice president and chief financial officer (global) of Molson Coors (formerly Adolph Coors Company) and chief financial officer of Coors Brewing Company. Prior to joining the company in 1995, he served as senior vice president of planning and human resources for Hyatt Hotels Corporation from 1993 to 1994 and in several executive positions for The Walt Disney Company, including vice president, controller and chief accounting officer, from 1989 to 1993. Prior to his experience at Disney, he spent 10 years in various senior financial planning, strategy and control roles at PepsiCo. He currently serves on various non-profit boards.
Kevin Boyce	49	President and Chief Executive Officer, Molson Canada. Mr. Boyce joined Molson in April 2004 as president and chief operating officer, North America after a career spanning almost 20 years with Unilever, a consumer products company. At Unilever, he held several positions, including most recently president and chief executive officer, Unilever Cosmetics International from 2003, president and chief executive officer, Unilever Canada from May 2000 to October 2003, and president of Good Humor Breyer's ice cream division of Unilever prior to May 2000.

Robert Coallier	44	Global Chief Business Development Officer. Mr. Coallier was appointed executive vice president, corporate strategy and international operations of Molson in June 2004. Prior to that date, he was executive vice president of Molson and president and chief executive officer of Cervejarias Kaiser Brasil S.A. as well as executive vice president and chief financial officer of Molson from May 2000 to July 2002. Prior to joining Molson, he was chief financial officer of C-MAC Industries, an electronics manufacturer. He is also a director, the chairman of the audit committee and a member of the corporate governance committee of Quebecor World Inc., a commercial printing corporation.
Peter M. R. Kendall	58	President and Chief Executive Officer, Coors Brewers Limited. Mr. Kendall joined Molson Coors (formerly Adolph Coors Company) in January 1998 as senior vice president and chief international officer of Coors Brewing Company. In 2002, he was appointed chief executive officer of Coors Brewers Limited, Molson Coors' principal UK subsidiary Before joining Coors Brewing Company, he was executive vice president of operations and finance for Sola International, Inc., a manufacturer and marketer of eyeglass lenses in Menlo Park, California. From 1995 to 1996, he was president of International Book Operations for McGraw Hill Companies. From 1981-1994, he worked in leadership positions for Pepsi International, PepsiCo and PepsiCo Wines and Spirits. Prior to working for PepsiCo, he spent six years at McKinsey & Co., a management consulting firm.
Robert D. Klugman	57	Global Chief Strategy Officer. Mr. Klugman has served as chief strategy officer (global) for Molson Coors (formerly Adolph Coors Company) and Coors Brewing Company since 2003. From May 1994 to 2003 he served as senior vice president of corporate development of Coors Brewing Company. He served as chief international officer, following the acquisition of Coors Brewers Limited. Prior to that, he was vice president of brand marketing, and also served as vice president of international, development and marketing services. Before joining Coors, he was a vice president of client services at Leo Burnett USA, a Chicago-based advertising agency. Molson Coors announced on March 18, 2005 that Mr. Klugman has elected to leave Molson Coors in connection with the Molson Coors Executive Continuity and Protection Program. Mr. Klugman remains with Molson Coors as of the date of this proxy statement. His last day of employment has not yet been determined, but he has agreed to remain with Molson Coors through a transition period.
Sylvia Morin	50	Global Chief Corporate Affairs Officer. Ms. Morin was Molson's senior vice president, corporate affairs for Molson. Prior to June 24, 2002 when she joined Molson, she was vice president, corporate communications, at BCE Emergis, a leading provider of e-commerce services, and, from May 1999 to June 2000, director, corporate communications at Bell Nexxia, an owner and operator of fiber optic networks and, from 1998 to 1999, director, corporate communications at Teleglobe Inc., a wholesale provider of telecommunications.

Cathy Noonan	48	Global Chief Synergies Officer. Ms. Noonan was Molson's senior vice president, global costs. Prior to July 19, 1999 when she joined Molson, she was senior vice president, planning of Hudson's Bay Company, Canada's largest department store retailer, and, from 1996 to 1998, she was vice-president, logistics for Maple Leaf Meats, a meat products company.
Frits van Paasschen	43	President and Chief Executive Officer, Coors Brewing Company. Mr. van Paasschen joined Coors Brewing Company on March 29, 2005. From 1997 to 2004, Mr. van Paasschen was associated with Nike, Inc., most recently holding the position of Corporate Vice President/General Manager, Europe, Middle East and Africa from 2000 to 2004. He has also served as the Vice President/General Manager Canada, Latin America and Africa from 1998 to 2000, and was previously Vice President, Global Strategic Planning. He was Chairman and Nike Representative of the European-American Industrial Council from 2001 to 2004. He has held executive positions with Disney Consumer Products and was previously engaged in management and business consulting.
Mara E. Swan	45	Global Chief People Officer. Ms. Swan was appointed chief people officer (global) of Molson Coors (formerly Adolph Coors Company) and Coors Brewing Company in March 2002. She joined Coors Brewing Company in November 1994 as a director of human resources responsible for the sales and marketing area and most recently was vice president, human resources. Prior to that, she worked for 11 years at Miller Brewing Company in Milwaukee where she held various positions in human resources. Molson Coors announced on March 18, 2005 that Ms. Swan has elected to leave Molson Coors in connection with the Molson Coors Executive Continuity and Protection Program. Ms. Swan remains with Molson Coors as of the date of this proxy statement. Her last day of employment has not yet been determined, but she has agreed to remain with Molson Coors through a transition period.
Peter Swinburn	52	President and Chief Executive Officer, Coors Brewing Worldwide. Mr. Swinburn was appointed president of Coors Brewing Worldwide, a division of Coors Brewing Company, in May 2003. He previously served as chief operating officer of Coors Brewers Limited from Coors' acquisition of Coors Brewers Limited in February 2002 until May 2003. Prior to Coors' acquiring Coors Brewers Limited, Mr. Swinburn was sales director for Bass Brewers (the predecessor entity) from 1994 to 2002.

Fernando Tigre	60	President and Chief Executive Officer, Cervejarias Kaiser Brasil S.A. Mr. Tigre joined Molson Coors in February 2005 and, since July 1, 2004, has served as the president and chief executive officer of Cervejarias Kaiser Brasil S.A. Prior to that date, he had been a Board Member of Camargo Correa S/A (2003-2004) and the major/controlling shareholder of São Paulo Alpargatas, a major shoe and textile manufacturer in Brazil, where he was president and CEO from 1997 to 2003, and chairman of the board of directors from 2002 to 2004. He served as chairman of the board of directors of Santista Têxtil S.A. from 1997 to 2000, then Vice-Chairman from 2000-2003 and chairman from 2003-2004. He also served as chairman of the board of directors of Carmago Correa Cimentos S.A. from 2003 to 2004 and Carmago Correa Metais S.A. from 2003 to 2004. Prior to 1997, he was president of Jari Cellulose, a pulp and paper company in Brazil and also held positions in Brazil with Alcoa, Westinghouse and GE.
Ronald A. Tryggestad	48	Chief Accounting Officer. Mr. Tryggestad was named vice president and controller of Coors Brewing Company and controller of Molson Coors (formerly Adolph Coors Company) in May 2001. He joined Coors in December 1997 as the director of tax. Prior to joining Coors Brewing Company, he was with Total Petroleum Inc. from 1994 to 1997, serving there as director of tax and internal audit. He also worked for Shell Oil Company from 1990 through 1993, and Price Waterhouse from 1982 through 1989. Molson Coors announced on March 18, 2005 that Mr. Tryggestad has elected to leave Molson Coors in connection with the Molson Coors Executive Continuity and Protection Program. Mr. Tryggestad remains with Molson Coors as of the date of this proxy statement. His last day of employment has not yet been determined, but Mr. Tryggestad has agreed to stay with Molson Coors through a transition period.
Gregory L. Wade	56	Global Chief Technical Officer. Mr. Wade was Molson's senior vice president, quality brewing. Prior to March 26, 2001, when he joined Molson, he was corporate vice president and vice president, R&D/QA/engineering/safety and purchasing, with Vlasic Foods International. From 1974 to 1998, he held several managment positons with Campbell Soup Company, culminating with senior director, R&D/QA international grocery division.
Samuel Walker	46	Global Chief Legal Officer. Mr. Walker serves as vice president and global chief legal officer of Molson Coors. From 2002 until his appointment as global chief legal officer in March 2005, Mr. Walker served as chief legal officer, U.S. & Worldwide and group vice president at Coors Brewing Company. Before joining the company in 2002, Mr. Walker was a partner for 10 years at the Washington, D.C. law firm of Wiley Rein & Fielding, LLP, handling trial and non-trial matters for consumer products companies. He also has served in a variety of U.S. government positions. From 1990 through 1992, Mr. Walker ran the largest agency in the U.S. Department of Labor, the Employment Standards Administration, and also held a sub-cabinet position in the U.S. Department of Education. He also served as assistant clearance counsel during the 2000 presidential transition. He received his undergraduate degree from Duke University and a J.D. degree from Harvard Law School.

Summary Compensation Table

        The following table shows for the fiscal years ended December 26, 2004, December 28, 2003 and December 29, 2002 the annual and long-term compensation paid by Molson Coors (formerly Adolph Coors Company) to the Chief Executive Officer and the other most highly compensated executive officers of Molson Coors.

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Restricted Stock Unit Awards ($)	Securities Underlying Options (#) (3)	LTIP Payouts ($) (4)	All Other Compensation ($) (5)
W. Leo Kiely III Chief Executive Officer (6)	2004 2003 2002	794,000 800,000 755,194	883,127 281,250 678,085	— — —	0 0 0	150,000 150,000 120,000	838,632 0 0	118,180 105,380 87,885
Peter H. Coors Chairman of Adolph Coors Company & Coors Brewing Company (7)	2004 2003 2002	332,402 771,000 760,500	296,917 222,750 546,242	— — 52,318	0 0 0	125,000 125,000 125,000	830,288 0 0	32,637 33,670 30,854
Timothy V. Wolf VP and CFO (global) of Adolph Coors Company, CFO of Coors Brewing Company	2004 2003 2002	426,000 419,500 395,167	336,849 163,522 236,138	— — —	0 0 0	40,000 40,000 30,000	447,271 0 0	11,010 9,959 8,374
Peter M. R. Kendall CEO of Coors Brewers Limited	2004 2003 2002	403,120 396,840 374,713	291,179 123,727 218,548	330,405 381,852 234,237	0 0 0	40,000 40,000 40,000	422,692 0 0	33,998 30,424 17,899
Peter Swinburn President and Chief Executive Officer of Coors Brewing Worldwide	2004 2003 2002	398,417 230,664 286,743	246,334 126,373 133,720	365,003 298,132 173,527	0 0 0	20,000 23,000 12,000	252,235 0 0	0 0 0
(1)
Amounts awarded under the Coors Incentive Plan.

(2)
This column includes perquisites and other personal benefits, including travel and housing. A dash in this column means the total perquisites and personal benefits for the individual for the year indicated is less than the lesser of either $50,000 or 10% of such person's aggregate salary and bonus. Items that represent more than 25% of the total of Mr. Coors' 2002 perquisites and other personal benefits are $31,500 in personal cash allowances. Mr. Kendall's other annual compensation includes cash allowances for tax equalization bonuses and other payments related primarily to his international status. Mr. Swinburn's other compensation in 2004 and 2003 also includes cash allowances, bonuses and other payments related to his international status. Mr. Swinburn's other annual compensation in 2002 includes a special bonus related to the CBL acquisition totaling $127,772 at 2002 exchange rates.

(3)
See discussion under "Stock Option Grants" for options issued in 2004.

(4)
Represents compensation earned in 2004 under a long-term incentive program dependent upon the achievement of debt paydown goals since 2002. For additional information, see "Compensation and Human Resources Committee Report on Executive Compensation."

(5)
Coors provides term life insurance for all the named active executives. The officers' life insurance provides six times the executive base salary until retirement, when the benefit terminates. The following table shows the 2004, 2003 and 2002 annual premium benefit for each executive, along with the gross-up to pay for each executive's related tax burden. The following table also sets forth each executive's taxable group-term life insurance payments made by Molson Coors on behalf of such executive.

Executive	Year	Life Insurance Premium Benefit	Life Insurance Tax Gross-Up	Group-Term Life Premium Benefit
Mr. Kiely	2004 2003 2002	$73,865 65,390 52,375	$36,379 32,204 28,204	$7,937 7,785 7,306
Mr. Coors	2004 2003 2002	19,759 17,534 15,242	9,731 8,635 8,208	3,146 7,502 7,405

Mr. Wolf	2004 2003 2002	6,682 5,993 5,042	3,291 2,952 2,715	1,038 1,014 617
Mr. Kendall	2004 2003 2002	21,558 19,091 15,858	10,618 9,402 233	1,822 1,931 1,808
Mr. Swinburn	2004 2003 2002	0 0 0	0 0 0	2,204 0 0

Mr. Swinburn's life insurance was covered by the UK Pension Plan until May 2004. He is not taxed in the UK for life insurance premium benefits.

(6)
Mr. Kiely did not receive a fee for serving as a director of Molson Coors in 2004.

(7)
Peter H. Coors took an unpaid leave of absence while campaigning for the U.S. Senate in 2004 and did not receive a fee for serving as a director of Molson Coors in 2004.

Stock Option Grants

        The table below provides information on grants of stock options during fiscal 2004 for the executive officers named in the "Summary Compensation Table" above.

	Individual Grants
	Number of Securities Underlying Options Granted (#) (1)				Potential Realizable Value at assumed rates of stock price appreciation for option term
		% of total options granted to employees in fiscal year
Name			Exercise or base price ($/Share)	Expiration date
					5%	10%
W. Leo Kiely III	150,000	7.84%	65.32	02/12/2014	$6,161,910	$15,615,489
Peter H. Coors	125,000	6.54	65.32	02/12/2014	5,134,925	13,012,907
Timothy V. Wolf	40,000	2.09	65.32	02/12/2014	1,643,176	4,164,130
Peter M. R. Kendall	40,000	2.09	65.32	02/12/2014	1,643,176	4,164,310
Peter Swinburn	20,000	1.05	65.32	02/12/2014	821,588	2,082,065
(1)
Options vest one-third in each of the three successive years after the date of grant. As of December 30, 2004, no 2004 option grants were vested because of the one-year vesting requirement; however, all options vested at the close of the merger on February 9, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End (FY-End) Option Values

        The table below provides information on shares underlying options exercisable at the end of fiscal 2004 and options exercised during fiscal 2004 for the executive officers named in the "Summary Compensation Table" above.

	Individual Grants		Number of Securities Underlying Unexercised Options of FY-End		Value of Unexercisable In-the-Money Options at FY-End
Name	Shares Acquired on Exercise (#)	Value Realized (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Leo Kiely III	10,000	$534,450	517,005	290,000	$10,431,544	$4,540,800
Peter H. Coors	—	—	555,128	250,002	11,860,676	3,934,624
Timothy V. Wolf	6,000	243,982	128,226	76,669	2,542,014	1,198,878
Peter M. R. Kendall	—	—	126,666	80,001	2,192,972	1,259,087
Peter Swinburn	—	—	15,664	39,336	312,931	584,174
(1)
Values stated are the difference between the option price and the market price at the time of exercise.

Pension Plan Table

        The following table sets forth annual retirement benefits for representative years of service and average annual earnings.

	Years of Service
Average Annual Compensation
	10	20		30		40
$125,000	$25,000	$50,000		$75,000		$100,000
150,000	30,000	60,000		90,000		120,000
175,000	35,000	70,000		105,000		140,000
200,000 (1)	40,000	80,000		120,000		160,000
225,000 (1)	45,000	90,000		135,000		180,000	(1)
250,000 (1)	50,000	100,000		150,000		200,000	(1)
275,000 (1)	55,000	110,000		165,000	(1)	220,000	(1)
300,000 (1)	60,000	120,000		180,000	(1)	240,000	(1)
325,000 (1)	65,000	130,000		195,000	(1)	260,000	(1)
350,000 (1)	70,000	140,000		210,000	(1)	280,000	(1)
375,000 (1)	75,000	150,000		225,000	(1)	300,000	(1)
400,000 (1)	80,000	160,000		240,000	(1)	320,000	(1)
425,000 (1)	85,000	170,000	(1)	255,000	(1)	340,000	(1)
450,000 (1)	90,000	180,000	(1)	270,000	(1)	360,000	(1)
475,000 (1)	95,000	190,000	(1)	285,000	(1)	380,000	(1)
500,000 (1)	100,000	200,000	(1)	300,000	(1)	400,000	(1)
525,000 (1)	105,000	210,000	(1)	315,000	(1)	420,000	(1)
550,000 (1)	110,000	220,000	(1)	330,000	(1)	440,000	(1)
575,000 (1)	115,000	230,000	(1)	345,000	(1)	460,000	(1)
600,000 (1)	120,000	240,000	(1)	360,000	(1)	480,000	(1)
(1)
Maximum permissible benefit under ERISA from the qualified retirement income plan for 2004 was $165,000. Annual compensation exceeding $205,000 is not considered in computing the maximum permissible benefit under the qualified plan. Molson Coors has a non-qualified supplemental retirement plan to provide full accrued benefits to all employees in excess of Internal Revenue Service maximums.

        Annual compensation covered by the qualified and non-qualified retirement plans and credited years of service for the named executive officers in fiscal year 2004 are as follows: W. Leo Kiely III, $794,000 and 11.8 years; Peter H. Coors, $756,500 and 33.9 years; Timothy V. Wolf, $426,000 and 9.9 years; Peter M.R. Kendall, $403,120 and 7.0 years; and Peter Swinburn, $386,573 and 17.6 years.

        Molson Coors' principal retirement income plan is a defined benefit plan. The amount of contribution for officers is not included in the above table since total plan contributions cannot be readily allocated to individual employees. Covered compensation is defined as the total base salary (average of three highest consecutive years out of the last 10) of employees participating in the plan, including commissions but excluding bonuses and overtime pay. Compensation also includes amounts deferred by the individual under Internal Revenue Code Section 401(k) and any amounts deferred into a plan under Internal Revenue Code Section 125. Normal retirement age under the plan is 65. An employee with at least 5 years of vesting service may retire as early as age 55. Benefits are reduced for early retirement based on an employee's age and years of service at retirement; however, benefits are not reduced if (1) the employee is at least age 62 when payments commence; or (2) the employee's age plus years of service equal at least 85 and the employee has worked for Molson Coors at least 25 years and has reached the age of 55. The amount of pension actuarially accrued under the pension formula is based on a single life annuity.

        In addition to the annual benefit from the qualified retirement plan, Peter H. Coors is covered by a salary continuation agreement. This agreement provides for a lump sum cash payment to the officer upon normal retirement in an amount actuarially equivalent in value to 30% of the officer's last annual base salary, payable for the remainder of the officer's life, but not less than 10 years. The interest rate used in calculating the lump sum is determined using 80% of the annual average yield of the 10-year Treasury constant maturities for the month preceding the month of retirement. Using 2004 eligible salary amounts as representative of the last annual base salary, the estimated lump sum amount for Peter H. Coors would be based upon an annual benefit of $226,950, paid upon normal retirement.

Employment Contracts

        Except for the agreements with certain of our executive officers, including the named active executive officers, relating to their employment upon a change of control of our company, we have no written employment agreements with executives providing employment for a set period. The terms of their employment are set annually by mutual agreement of the Board of Directors (or a committee thereof) and these executives. Our named executive officers are generally entitled to salary, bonus and other benefits described in the "Summary Compensation Table," subject in each case to a yearly increase in the discretion of the Board of Directors or a committee thereof.

        The change in control agreements, which applied to certain officers of Molson Coors, generally provide that for a period of two years following a change of control as defined in the agreements, the officer will be entitled to certain compensation upon certain triggering events. These events include termination without cause, resignation for good reason or resignation by the officer for any reason during a 30-day window beginning one year after a change of control. Upon a triggering event, officers would be paid a multiple of their annual salary and bonus, plus health, pension and life insurance benefits for additional years. For the Chairman and the Chief Executive Officer, the compensation would equal three times annual salary and bonus, plus benefits for the equivalent of three years coverage, plus three years credit for additional service toward pension benefits. All other officers, including named active officers, who are party to these agreements would receive two times annual salary and bonus, plus two years equivalent benefit coverage, plus credit for two years additional service toward pension benefits.

        Effective March 15, 2005, Molson Coors and Timothy V. Wolf, our Global Chief Financial Officer, modified Mr. Wolf's change-in-control arrangement as a result of Mr. Wolf's agreement to participate in the our newly established Executive Continuity and Protection Program ("ECPP"). Under the modified arrangement, Mr. Wolf will have the opportunity to earn a special target retention bonus of $1,405,800, 50% of which can be earned on February 9, 2006 and 50% on February 9, 2007, so long as Mr. Wolf is still employed by Molson Coors at such times. The actual retention bonus earned is subject to a 10% increase for an "above target" review for the immediately preceding year, or a 10% reduction for a "below target" review. In the event of his involuntary termination prior to February 9, 2007, Mr. Wolf would also be entitled to the severance benefits of the ECPP described below.

        After the consummation of the merger of Coors and Molson, Molson Coors offered the ECPP to various pre-merger Coors employees who were entitled to change-in-control severance payments that would be triggered either by the actual or constructive termination of the employee during the 24 months immediately following the merger or by the resignation of the employee during the thirteenth month after the merger. The purpose of the ECPP is to provide certainty in the composition of Molson Coors' management by restructuring the current change-in-control agreements to preclude management employees from leaving Molson Coors in the thirteenth month after the merger for any reason, and from resigning at any time during the 24 months following the merger for "good reason," and still collect full change-in-control severance benefits. Employees party to change-in-control agreements were informed that if they did not accept the ECPP by March 15, 2005, they would receive termination notices, resulting in several departures as we have previously announced. The ECPP provides that a management employee's change-in-control payment would convert to a retention bonus that can be earned by the employee as follows: the retention bonus (equal to two times base salary and target bonus) is earned 50% on February 9, 2006 (the first anniversary of the merger) and the remaining 50% on February 9, 2007. As indicated above for Mr. Wolf, the actual retention bonus earned by each such employee is subject to a 10% increase for an "above target" review for the immediately preceding year, or a 10% reduction for a "below target" review. Under the ECPP, a management employee also would forgo certain stock option rights, pension and supplemental retirement plan benefits and other benefits to which the employee would otherwise have been entitled under the applicable change-in-control agreement.

        The ECPP provides that upon termination of employment prior to February 9, 2007 by Molson Coors without "cause" or by the employee for "good reason," which includes a reduction in base salary (other than as part of a general reduction applicable to comparable management employees) or failure to provide the opportunity to participate in incentive, bonus, equity-based and other plans and programs in which executives with comparable duties participate or any failure to provide the compensation contemplated thereby, the employee would be entitled to a severance benefit that, when combined with the retention bonus, will approximate the cash portion of the change-in-control severance that would have been paid in such circumstances under the existing change-in-control agreement. Such severance benefit would be equal to the sum of: (1) base salary through the end of the then-current fiscal year plus an amount equal to the greater of (A) his or her target bonus for the year of termination or (B) his or her annual incentive bonus (the "Target Bonus"); (2) the full amount of any unpaid retention bonus (at the "on target" level); and (3) the excess, if any, of (A) two times the sum of base salary and the greater of (1) the Target Bonus and (2) the highest actual annual incentive bonus in fiscal years 2002, 2003 and 2004 over (B) the total retention bonus at the "on target" level.

        As a condition to participation in the ECPP, employees, including Mr. Wolf, were required to waive all rights under their pre-merger change-in-control agreements.

Compensation and Human Resources Committee Report on Executive Compensation

        The Compensation and Human Resources Committee of the Board of Directors ("Committee") has furnished the following report on executive compensation for 2004. The Committee is composed entirely of directors determined by the Board, in its business judgment, to be independent under the listing standards of the New York Stock Exchange and Molson Coors' certificate of incorporation. The Committee is responsible for the establishment and oversight of Molson Coors' executive compensation program. Mr. Riley and Mr. Bellini joined the Committee effective February 9, 2005, and did not serve on the Committee during the period to which this report relates.

Role of the Compensation and Human Resources Committee

        The purpose of the Committee is to discharge the Board's responsibilities relating to setting of the compensation of the Chief Executive Officer and other members of senior management. In furtherance of its purpose, during 2004 the Committee undertook the following objectives:

  •
  Assist the Board in reviewing and approving compensation levels for Molson Coors' (formerly known as Adolph Coors Company) executive officers;

  •
  Assist the Board in reviewing and approving management incentive compensation policies and programs;

  •
  Assist the Board in reviewing and approving equity compensation programs for Molson Coors' employees, and exercising discretion in the administration of such programs; and

  •
  Produce this report on executive compensation.

        In February 2005, the post-merger Molson Coors Board of Directors established a new charter for the Committee. Under the new charter, the Committee is responsible for:

  •
  Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and making recommendations to the Board of Directors with respect to its review and approval of the compensation of the Chief Executive Officer contemplated by the bylaws of Molson Coors;

  •
  Setting the compensation of other executive officers of Molson Coors;

  •
  Recommending to the Board of Directors the adoption, termination, or modification of the Molson Coors compensation and benefit plans, incentive and special compensation and equity-based plans or programs for officers and employees;

  •
  Reviewing and monitoring compensation policies and practices, perquisites and other fringe benefits;

  •
  Making awards under, reviewing and interpreting the Molson Coors' compensation, incentive, equity and other benefit plans;

  •
  Performing succession planning for executive officer positions and monitoring the succession planning process for other members of management;

  •
  Submitting annually a report on executive compensation to be included in the proxy statement and overseeing compliance with reporting requirements relating to executive compensation; and

  •
  Periodically reporting on the Committee's activities to the full Board of Directors.

        In carrying out its responsibilities, the Committee is authorized to select, retain and approve the fees of compensation consultants, outside counsel and other advisors and to cause Molson Coors to pay the necessary or appropriate expenses of the Committee, in each case without the approval of management.

Executive Compensation Policies (2004)

        During 2004, the Committee adhered to several guiding principles in carrying out its responsibilities:

        Total compensation should reward individual, team and corporate performance and provide incentive for enhancement of shareholder value. Variable pay awards (short- and long-term) will correlate closely (up and down) with business and individual performance.

        Our total reward package encompasses base and variable pay, equity programs, benefits and personal growth. Molson Coors provides a base salary that will maintain its competitive market position. Molson Coors offers an annual incentive opportunity that aligns corporate growth objectives and performance with individual achievements. Performance measurement reflects calculated achievement levels and fact-based judgment. The relative emphasis of each are set by local management.

        At more senior levels of leadership, focus is on a combination of short and long-term performance. Over time, top performers should receive above average compensation and above median variable pay commensurate with Company results.

        Along with our culture and other management systems, equity rewards will help us drive value-added performance for Molson Coors, business units, and individuals. Equity will be used to align employees and our shareholders and will be focused on those individuals with the greatest ability to impact results.

        The Committee considers several factors when determining compensation for executive officers:

  Overall Company Performance

        In addition to its current knowledge of company operations through participation at regular Board meetings, the Committee reviews Molson Coors' score card, which includes such items as annual sales, cost of goods sold, earnings, cash flow per share growth, debt reduction goals, market share gains, progress toward long-term objectives, and various qualitative factors relating to company performance. There is no set weighting of these variables as applied to individual executive positions. Each year, management sets specific performance targets for Molson Coors and certain business units for each of the categories set forth above. In addition, certain business units have specific targets in addition to overall company performance that are a factor in rating the performance of the executive officers and other management personnel responsible for those units. These targets generally provide ranges below which no bonus compensation will be paid, and ranges for which incentive compensation will be paid, but which will vary depending on the level of performance within those ranges. The committee reviews the performance targets annually, makes recommendations, and determines whether to approve management's targets and recommended salary and bonus levels.

  Individual Performance

        The Committee considers, in addition to business results, the executive's achievement of various other managerial objectives and personal development goals.

  Competitive Compensation

        In assessing the company's overall compensation program for its senior executives, the Committee benchmarks against companies with similar revenues, as well as against companies in similar industries, with an overall guideline of setting base compensation at the 50th percentile and variable or incentive-based compensation at the 75th percentile where warranted by performance.

  Salary

        Molson Coors does not have an employment agreement with Mr. Peter Coors, Mr. Leo Kiely or any of its other executive officers, except for certain retention arrangements under the Executive Continuity and Protection Program (as more fully described under "Employment Contracts" above) and employment agreements with Messrs. O'Neill, Boyce and Coallier. In setting base salaries the Committee generally considers the overall financial performance of Molson Coors as well as external and internal pay equity. Actual salary determination is subjective.

        Salaries for executive officers, other than the Chief Executive Officer, were targeted at market level in line with our overall compensation philosophy.

  Bonus

        Molson Coors pays incentive (bonus) compensation to all of its officers and most employees, except certain employees under collective bargaining agreements, in accordance with prescribed plans. The plans are reviewed and approved by the Committee annually. These plans authorize payment of cash bonuses to participants based on a pre-established range of company or business unit performance goals for designated performance periods. The incentive amount is calculated based on a percentage of the participant's salary, depending on grade level and position, and is divided into individual and company-based components. Bonuses for higher ranked employees are weighted more in favor of company performance and less individual performance. In addition, performance in some cases may include targets not totally within the control of the participant in order to incorporate cross-functional goals.

        In March 2005, the Committee certified the 2004 results against established performance goals and approved individual bonuses for all executive officers and employees who participate in the incentive plans.

        Prior to 2004, the Committee established a debt reduction plan with respect to which the Chief Executive Officer, other executive officers and senior personnel were eligible to earn a bonus equal to 100% of annual salary for the top level of participants and 50% of annual salary for the next level of participants payable in shares of common stock, if Molson Coors met certain debt reduction targets as of December 31, 2004. On December 31, 2004, the Committee certified achievement of the debt reduction target, resulting in the payment of the bonuses to the covered executives. These bonus amounts are included in the Summary Compensation Table above.

  Long-Term Incentives

        Stock option and restricted share awards are Molson Coors' current long-term incentives. Stock option awards are made to approximately 752 middle and upper level managers, including Mr. Kiely and the other executive officers. The number of options granted is a fixed number based on job level and market total compensation. Options normally vest over three years, one-third on each anniversary date of the grant.

CEO Compensation

        We believe Mr. Kiely's compensation is conservative relative to the market for chief executive officers in the comparable group of companies. Mr. Kiely's bonus is based 75% on company performance and 25% on achievement of debt paydown targets. Mr. Kiely's bonus of $883,126 was 111% of target bonus, reflecting on-target performance by the company with respect to the year's financial objectives and maximum, above-target performance with respect to debt reduction.

        In 2004, the Committee approved a long-term incentive award to Mr. Kiely for 150,000 shares under the 1990 Equity Incentive Stock Plan. The Committee determined the amount of this award after reviewing competitive market data and Mr. Kiely's individual performance.

        The Committee also reviewed perquisites and other compensation paid to Mr. Kiely for fiscal 2004 and found these amounts to be reasonable.

Executive Compensation Policies (2005)

        For 2005, the Committee has determined to maintain an emphasis on the performance-based annual incentive compensation program and to maintain the prior years' practice of using stock options to provide long-term incentives. The Committee recognizes that with approximately $6 billion in revenue, the combined Molson Coors is a substantially larger and more complex organization than Adolph Coors Company in prior years. As a result, the Committee, with the assistance of its compensation consultant and management, intends to review the compensation philosophy and policies of Molson Coors during 2005 and to introduce for 2006 a compensation philosophy that reflects the organizational change.

Policy on Deductibility of Compensation Expenses

        Molson Coors is not allowed a tax deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Committee considers its primary goal to be the design of compensation strategies that further the best interests of Molson Coors and its shareholders. To the extent they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expenses.

SUBMITTED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
OF THE BOARD OF DIRECTORS

	Francesco Bellini		Albert C. Yates
Charles M. Herington		H. Sanford Riley

PERFORMANCE GRAPH

        The following graph compares Molson Coors' cumulative total stockholder return over the last five fiscal years with the Standard and Poor's 500 Index and a group of peer companies which includes Molson Coors, Anheuser-Busch Companies, Inc., The Boston Beer Company, Inc., The Coca-Cola Company and PepsiCo, Inc. (collectively, the "Peer Group"). The graph assumes $100 was invested on December 26, 1999 (the last day of fiscal year 1999) in Molson Coors common stock, the Standard and Poor's 500 Index and the Peer Group, and assumes reinvestment of all dividends.

Molson Coors Brewing Company
Comparison of Five Year Cumulative Total Return

	At Fiscal-Year End
	1999	2000	2001	2002	2003	2004
Molson Coors	$100.00	$158.07	$107.20	$118.17	$110.49	$145.78
S&P 500	$100.00	$90.53	$79.61	$60.03	$76.08	$82.98
Peer Group	$100.00	$121.71	$117.38	$109.03	$124.22	$122.15

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Molson Coors' executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership in their holdings of Molson Coors stock. Copies of these reports also must be furnished to Molson Coors. Based on an examination of these reports and on written representations provided to Molson Coors, all such reports have been timely filed other than filings made on June 7, 2004 by Molson Coors on behalf of Messrs. Yates, Hobbs and Herington, Ms. Patsley and former directors Wayne Sanders and Randall Oliphant, which were in each case inadvertently filed late with respect to stock options to purchase 2,000 shares granted to each such director on May 28, 2004.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

        From time-to-time, we employ members of the Coors and Molson families, which together own a controlling interest in Molson Coors. Hiring and placement decisions are made based upon merit, and compensation packages are offered that are commensurate with policies in place for all employees of Molson Coors. Melissa E. Coors, a director of Molson Coors, is employed by Coors Brewing Company ("CBC") and is paid a base salary of $95,000 in addition to cash bonuses, which in 2004 totaled $13,348. Geoff Molson is employed by Molson USA LLC and is paid a base salary of $170,000. Pete Coors, Jr. is employed by CBC and is paid a base salary of $65,137 in addition to cash bonuses, which in 2004 totaled $5,779. Christien Coors is employed by CBC and is paid a base salary of $94,750 in addition to cash bonuses, which in 2004 totaled $8,906. Scott Coors was employed by CBC until April 2005 and was paid a base salary of $104,656 in addition to cash bonuses, which in 2004 totaled $24,163.

        We purchase a large portion of our paperboard packaging requirements from Graphic Packaging Corporation (GPC), a related party. The Adolph Coors Jr. Trust owns 36.7% of our Class A voting common stock, and various Coors family trusts collectively beneficially (including through Keystone Financing LLC) own approximately 23.7% of our Class B common stock, and approximately 31.16% of GPC's common stock.

        Our purchases under the GPC packaging agreement totaled $104.5 million, $106.4 million and $111.0 million in 2004, 2003 and 2002, respectively. Related accounts payable balances included in Affiliates Accounts Payable on the Consolidated Balance Sheets were $3.4 million and $5.0 million at December 26, 2004 and December 28, 2003, respectively.

        We are also a limited partner in a real estate development partnership in which a subsidiary of GPC is the general partner. The partnership owns, develops, operates and sells certain real estate previously owned directly by us. We received no distributions from this partnership in 2004.

MERGER-RELATED COMPENSATION

        As a result of the merger between Molson and Coors and pursuant to the terms of the combination agreement, the following individuals, among others, joined Molson Coors as officers: Daniel J. O'Neill as Vice Chairman, Synergies and Integration, Kevin Boyce as President and Chief Executive Officer of Molson Canada, and Robert Coallier as Global Chief Business Development Officer. Molson Coors assumed, effective as of the completion of the merger, the obligations under each of these former Molson officers' employment agreements with Molson Inc.

        Mr. O'Neill's employment agreement provides for an annual base salary of Cdn.$1,000,000 (U.S.$796,000). Mr. O'Neill is also eligible to participate in our employee benefit plans and is eligible to receive a performance-based bonus, at Molson Coors' discretion. Under the agreement, Mr. O'Neill is entitled to receive Cdn.$3,000,000 (U.S.$2,388,036) upon his resignation or termination within twenty-four months of the Merger. The employment agreement includes other provisions including a not-to-compete clause.

        Mr. Boyce's employment agreement provides for an annual base salary of Cdn.$650,000 (U.S$517,400). Mr. Boyce is also eligible to participate in our employee benefit plans and is eligible to receive a performance-based bonus, at Molson Coors' discretion. Under the agreement, Mr. Boyce is entitled to receive his salary for twenty-four months after termination without cause. The employment agreement includes other provisions including a not-to-compete clause.

        Mr. Coallier's employment agreement provides for an annual base salary of Cdn.$470,475 (U.S.$374,503). Mr. Coallier is also eligible to participate in our employee benefit plans and is eligible to receive a performance-based bonus, at Molson Coors' discretion. Under the agreement, Mr. Coallier is entitled to receive 18 months of salary, annual bonus, benefits and pension upon resignation or termination. The employment agreement includes other provisions including a not-to-compete clause.

        At its January 28, 2005 meeting, in light of the amount of work involved in completing the merger transaction, the Board of Directors of Molson authorized additional payments of: Cdn.$50,000 (U.S.$39,800) to each of the then outside directors of Molson; an additional Cdn.$50,000 (U.S.$39,800) to the chairs of the Independent Committee and Human Resources Committee; and Cdn.$845,000 (U.S.$672,630) in aggregate additional payments to executive officers and certain other employees of Molson.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        To be eligible for inclusion in Molson Coors' proxy statement for the 2006 Annual Meeting of Stockholders, stockholder proposals must be received by Molson Coors by December 9, 2005.

        For nominations of persons to stand for election to the Board or other business to be properly brought before an annual meeting by a stockholder (other than with respect to any proposal of business to be considered by the stockholders at an annual meeting of stockholders, by stockholders of record of Molson Coors who hold at least fifty percent (50%) of the voting power entitled to vote for a majority of directors), the Bylaws require that such stockholder be entitled to vote at the meeting and must have given timely notice of the stockholder proposal in writing to the Corporate Secretary of Molson Coors, and such other business must be a proper matter for action by holders of the class of stock held by such stockholder. To be timely for the 2006 Annual Meeting of Stockholders, a stockholder's notice shall be delivered to the Corporate Secretary at the principal executive offices of Molson Coors no earlier than January 10, 2006 and no later than February 9, 2006; provided, however, that in the event that the date of any subsequent annual meeting is advanced by more than twenty (20) days, or delayed by more than ninety (90) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate as a director to be elected by the holders of the class of stock held by such stockholder, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Molson Coors' books, and of any such beneficial owner and (ii) the class and number of shares of Molson Coors which are owned beneficially and of record by such stockholder and such beneficial owner.

        All notices for stockholder proposals and director nominations should be sent to Corporate Secretary, c/o Molson Coors Brewing Company, 1225 17th Street, Denver, Colorado 80202.

OTHER BUSINESS

        As of the date of this proxy statement, Molson Coors had received no proposal, nomination for director or other business submitted in accordance with its Bylaws for consideration at the annual meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this proxy statement, and, therefore, it is not expected that any other business will be brought before the annual meeting. However, if any other business should properly come before the annual meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the annual meeting.

ANNUAL REPORT ON FORM 10-K

        We will provide without charge to each beneficial owner of its Class A common stock, Class B common stock, special Class A voting stock (including for purposes hereof the Exchangeco Class A exchangeable shares) and special Class B voting stock (including for purposes hereof the Exchangeco Class B exchangeable shares), upon such stockholder's request, a copy (without exhibits) of Molson Coors' Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. Requests for copies should be addressed to the Consumer Information Center, Mail No. NH475, Molson Coors Brewing Company, 311 10th Street, P.O. Box 4030, Golden, Colorado 80401.

By order of the Board of Directors,

Annita M. Menogan
Vice President, Deputy General Counsel and
Secretary

April 4, 2005

        Stockholders who desire to have their stock voted at the meeting are requested to either (1) follow the Internet or telephone voting instructions on the enclosed proxy card or (2) mark, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope. Stockholders may revoke their proxies at any time prior to the meeting, and stockholders who are present at the meeting may revoke their proxies and vote, if they so desire, in person.

Appendix A

MOLSON COORS BREWING COMPANY

AUDIT COMMITTEE CHARTER

I.
Purposes

  The purposes of the Audit Committee of Molson Coors Brewing Company are to:

  1.
  Assist the Board in overseeing:

  •
  The conduct and integrity of the Company's financial reporting to any governmental or regulatory body, the public or other users thereof;

  •
  The Company's compliance with legal and regulatory requirements;

  •
  The Company's systems of internal control over financial reporting and disclosure controls and procedures;

  •
  The qualifications, engagement, compensation, independence and performance of the Company's independent accountants, their conduct of the annual audit and their engagement for any lawful purposes;

  2.
  Prepare the report that the rules and regulations of the Securities and Exchange Commission ("SEC") require to be included in the Company's annual proxy statement.

  3.
  Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

  While the Committee has the responsibilities and powers set forth in this Charter, it is recognized that the members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. The function of the Committee is oversight and it is not the duty of the Committee to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

II.
Composition

  The Committee shall be comprised of not less than three (3) directors, each of whom is independent within the meaning of the rules and regulations relating to audit committee members of (i) the New York Stock Exchange or any other securities exchange or broker quotation system on which the securities of the Company are listed from time to time (each, an "Applicable Exchange") and (ii) the SEC. All of the members of the Committee shall meet the financial literacy requirements of each Applicable Exchange, and at least one member of the Committee shall be an "audit committee financial expert" as defined by SEC rules. Members of the Committee may receive no compensation, directly or indirectly, from the Company other than director's fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors, and any other regular benefits that other directors receive.

  Members of the Committee shall be appointed by the Board of Directors. Committee members shall hold their offices for one year and until their successors are elected and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board.

  No director may serve as a member of the Committee if he or she serves on the audit committees of more than two other public companies unless the Board of Directors determines this would not impair the director's ability to effectively serve on the Committee and discloses its determination in the Company's annual report.

  The Board shall designate one of the members as a Chair of the Committee.

III.
Meetings

  The Committee shall meet at least four times annually or more frequently per the annual agenda and at such other times as determined by the Chair of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Chair of the Committee shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet separately and periodically (as appropriate) in executive session with management, the Chief Legal Officer, the director of the internal auditing department, the independent accountants and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed privately. The Committee shall keep a separate book of the minutes of their proceedings and actions.

IV.
Responsibilities and Duties

  To carry out its primary purposes, the Committee shall:

  With respect to the Independent Accountants:

  1.
  Directly appoint (subject, if applicable, to shareholder ratification), retain, compensate, evaluate and terminate the independent accountants, including sole authority to approve all audit engagement fees and terms. The independent accountants are ultimately accountable to, and report directly to, the Committee and the Board of Directors. The Committee shall provide oversight of the work of the independent accountants, including resolution of disagreements between management and the independent accountants regarding financial reporting.

  2.
  Review, assess and discuss the qualifications, independence and performance of the independent accountants and lead audit partner and report its conclusions to the Board. Recommend annually to the Board of Directors the re-appointment of the independent accountants or recommend their discharge when circumstances warrant.

  3.
  Obtain and review annually a report by the independent accountants describing: (1) the firm's internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting any independent audits carried out by the firm and any steps taken to deal with any such items. Discuss with the independent accountants any relationships or services disclosed in this report that may impact the quality of audit services or the objectivity of the independent accountants.

  4.
  Review with the independent accountants the independent accountants' audit plan. Discuss scope, staffing, locations, reliance upon management and internal auditing, and general audit approach. Review and discuss significant findings by independent accountants, any audit problems or difficulties (including any restrictions on scope of the audit or access to requested information) and management's responses and follow-up.

  5.
  Obtain from the independent accountants in connection with any audit a timely report relating to the Company's annual audited financial statements describing (1) all critical accounting policies and practices used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (3) any material written communications between the independent auditors and management or analyses setting forth significant financial reporting issues and judgments, such as any "management" letter or schedule of unadjusted differences.

  6.
  Obtain from the independent accountants assurance that (1) the audit was conducted in a manner consistent with Section 10A(b) of the Securities Exchange Act of 1934 as amended, and (2) the firm has complied with its obligation to identify and report fraud in connection with its audit of the Company's financial statements.

  7.
  Pre-approve all audit services, internal control-related services and, to the extent permitted by law, all non-audit services provided by the independent accountants and develop and maintain a pre-approval policy to facilitate such approval process.

  8.
  Discuss with management the timing and process for rotation of the lead audit partner, the concurring partner and any other active audit engagement partner and consider whether there should be a regular rotation of the audit firm itself.

  With respect to Internal Auditing:

  1.
  Annually review the audit project plan, significant changes in plan, activities, organizational structure and qualifications of the internal auditing department.

  2.
  Review the appointment, performance, and replacement of the head of internal auditing.

  3.
  Review significant reports prepared by the internal auditing department and management's responses and follow-up.

  With respect to Review Procedures:

  1.
  Review and reassess, at least annually, the adequacy of this charter and to recommend to the Board of Directors any modifications to this charter that the Committee considers necessary or valuable.

  2.
  Review and discuss with management and the independent accountants the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing or distribution. Discuss significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of internal controls and any special steps adopted in light of material control deficiencies. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

  3.
  Discuss any reports or communications (and management's and/or the internal audit department's responses) submitted to the Committee by the independent accountants required by or referred to in SAS 61 related to the conduct of the audit of financial statements.

  4.
  Discuss guidelines and policies governing the process by which management assesses and manages the company's exposure to risk. Discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  5.
  Inquire of the Company's Chief Executive Officer and Chief Financial Officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

  6.
  Discuss earnings press releases and related financial information and earnings guidance provided to analysts, rating agencies and the public (paying particular attention to any use of "pro-forma" or non-GAAP information).

  7.
  Review effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

  With respect to Ethical and Legal Compliance:

  1.
  Review reports from the Company's Chief Legal Officer regarding legal matters that could have a material or significant effect on the Company's financial statements in accordance with Statement of Financial Accounting Standards No. 5 ("Accounting for Contingencies"), determinations under which shall be made by the Chief Legal Officer, with due consideration and processes for protecting the attorney-client privilege as determined by the Chief Legal Officer.

  2.
  Review with the Company's Chief Legal Officer the sufficiency of the Company's internal legal controls and any issues involving the Company's, its subsidiaries' and/or their employees' compliance with applicable laws and regulations in all jurisdictions in which the Company and its subsidiaries do business and take appropriate responsive action(s).

  3.
  Establish, review, and update periodically its Code of Business Conduct and ensure that management has established a system to enforce this code. Obtain reports from management, the Company's senior internal auditing director and the independent accountants that the Company is in conformity with the Company's Code of Business Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct.

  4.
  Establish and maintain procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

  With respect to Other Committee Responsibilities:

  1.
  Annually prepare and cause to be filed in the Company's annual proxy statement a report to shareholders as required by the SEC.

  2.
  Report its activities to the full Board of Directors on a regular basis and make such recommendations with respect to its activities and other matters as the Committee may deem necessary or appropriate.

  3.
  Establish hiring policies for employees or former employees of the independent accountants.

  4.
  Annually present to the Board of Directors a review and recommendation for approval of the Annual Report to shareholders and Form 10-K.

  5.
  Ask members of management or others to attend meetings and provide pertinent information, as necessary.

  6.
  Prepare and review with the Board, in the manner the Committee deems appropriate, an annual performance evaluation of the Committee, comparing its performance with the requirements of this charter.

  7.
  Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and Bylaws and governing law, in each case as the Committee or the Board deems necessary or appropriate.

V.
Resources and Authority

  The Committee has the authority to inquire into any matter it considers appropriate to carry out its responsibilities, with full access to all books, records, facilities and personnel of the Company and the independent accountants. The Committee shall have the (i) sole authority to retain, compensate, direct, oversee and terminate outside counsel, independent auditors and other advisors hired to assist the Committee, and (ii) authority to fund, as determined by the Committee, expenses of the Committee and its advisors that are necessary or appropriate in carrying out its duties, in each case without seeking the approval of the Board or management. The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee.

DETACH HERE	ZACB52

MOLSON COORS BREWING COMPANY

311 10TH STREET GOLDEN, COLORADO 80401	1555 NOTRE DAME STREET EAST MONTREÁL, QUÉBEC, CANADA H2L 2R5

Proxy for Annual Meeting of Stockholders
to be held on May 11, 2005

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

        The undersigned hereby appoints Peter H. Coors, W. Leo Kiely III and Annita M. Menogan, or each of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the annual meeting of stockholders to be held on May 11, 2005 or any adjournment or postponement thereof and to vote thereat, as designated below, all the shares of Class A Common Stock of Molson Coors Brewing Company, a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on March 28, 2005, with all the power that the undersigned would possess if personally present, in accordance with the instructions noted hereon, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

  PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

MOLSON COORS BREWING COMPANY

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

	DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZACB51
☒	Please mark votes as in this example.	#ACB

  MOLSON COORS BREWING COMPANY

1.
Election of Directors.

Nominees:	(01) Francesco Bellini, (02) Peter H. Coors, (03) Melissa E. Coors, (04) Franklin W. Hobbs, (05) W. Leo Kiely III, (06) Eric H. Molson, (07) Andrew T. Molson, (08) Daniel J. O'Neill, (09) Pamela H. Patsley and (10) H. Sanford Riley.
	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	☐
☐	For all nominee(s) except as written above
Mark box at right if you plan to attend the Annual Meeting.	☐
Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐
Please be sure to sign and date this Proxy.
Signature:	Date:	Signature:	Date:

DETACH HERE	ZACB82

MOLSON COORS BREWING COMPANY

311 10TH STREET GOLDEN, COLORADO 80401	1555 NOTRE DAME STREET EAST MONTREÁL, QUÉBEC, CANADA H2L 2R5

Proxy for Annual Meeting of Stockholders
to be held on May 11, 2005

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

        The undersigned hereby appoints Peter H. Coors, W. Leo Kiely III and Annita M. Menogan, or each of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the annual meeting of stockholders to be held on May 11, 2005 or any adjournment or postponement thereof and to vote thereat, as designated below, all the shares of Class B Common Stock of Molson Coors Brewing Company, a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on March 28, 2005, with all the power that the undersigned would possess if personally present, in accordance with the instructions noted hereon, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

  PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

MOLSON COORS BREWING COMPANY

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

	DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZACB81
☒	Please mark votes as in this example.	#ACB

  MOLSON COORS BREWING COMPANY

1.
Election of Directors.

Nominees:	(01) John E. Cleghorn, (02) Charles M. Herington, and (03) David P. O'Brien
	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	☐
☐	For all nominee(s) except as written above
Mark box at right if you plan to attend the Annual Meeting.	☐
Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐
Please be sure to sign and date this Proxy.
Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS on May 11, 2005
PROXY STATEMENT
ELECTION OF DIRECTORS (Proposal No. 1)
BENEFICIAL OWNERSHIP
MANAGEMENT AND EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS AND RELATIONSHIPS
MERGER-RELATED COMPENSATION
STOCKHOLDER PROPOSALS AND NOMINATIONS
ANNUAL REPORT ON FORM 10-K
MOLSON COORS BREWING COMPANY AUDIT COMMITTEE CHARTER